Exhibit 10.40

AMENDED AND RESTATED

CRC PURCHASE AGREEMENT

Dated as of June 27, 2007

by and between

CARTUS CORPORATION

as Originator

and

CARTUS RELOCATION CORPORATION

as Buyer

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-ii-

SCHEDULES

SCHEDULE 2.1	List of Pool Relocation Management Agreements	S-1

SCHEDULE 6.1(n)	Principal Place of Business and Chief Executive Office of the Originator and List of Offices Where the Originator Keeps Cartus Records	S-2

SCHEDULE 6.1(s)	List of Legal Names for Cartus Corporation	S-3

SCHEDULE 11.2	Notice Addresses	S-4

EXHIBITS

EXHIBIT 2.1	Form of Notice of Additional Pool Relocation Management Agreements	E-1

EXHIBIT 6.1(u)	Credit and Collection Policy	E-2

EXHIBIT 7.3(j)	Required Creditor Acknowledgement Provisions	E-3

APPENDIX

APPENDIX	Definitions	A-1

-iii-

AMENDED AND RESTATED CRC PURCHASE AGREEMENT

THIS AMENDED AND RESTATED CRC PURCHASE AGREEMENT (this “Agreement”) dated as of June 27, 2007 made by and between CARTUS CORPORATION, a Delaware corporation formerly known as Cendant Mobility Services Corporation, as originator (the “Originator”) and CARTUS RELOCATION CORPORATION, a Delaware corporation formerly known as Cendant Mobility Relocation Company and Cendant Mobility Government Financial Services Corporation, as buyer (the “Buyer”).

WHEREAS, the Originator and Buyer entered into that certain CRC Purchase Agreement, dated as of March 7, 2002 (as amended, supplemented or modified prior to the effectiveness hereof, the “Original CRC Purchase Agreement”);

WHEREAS, the parties hereto have determined that the Original CRC Purchase Agreement should be amended and restated in full to reflect all amendments entered into prior to the date hereof, including name changes, and to correct minor mistakes;

WHEREAS, this Agreement therefore amends and restates the Original CRC Purchase Agreement;

WHEREAS, the Originator wishes to sell Cartus Receivables and Cartus Related Assets that it now owns and Cartus Receivables and Cartus Related Assets that it from time to time hereafter will own to the Buyer, and the Buyer is willing to purchase such Cartus Receivables and Cartus Related Assets from the Originator from time to time, on the terms and subject to the conditions contained in this Agreement; and

WHEREAS, the Buyer intends to transfer the Cartus Purchased Assets, together with additional Cartus Receivables and Cartus Related Assets that the Buyer from time to time hereafter will own, to Kenosia Funding, LLC (the “Issuer”) from and after the Closing Date pursuant to the terms of the Receivables Purchase Agreement; and

WHEREAS, the Issuer will pledge the same, together with all its other assets and properties now owned or hereafter acquired, to The Bank of New York (the “Trustee”) as security for the timely payment as and when due or to become due to any Series 2002-1 Noteholder, including Atlantic Asset Securitization LLC, as successor to Gotham Funding Corporation, and certain liquidity providers to Atlantic Asset Securitization LLC, of all principal and interest due on the Series 2002-1 Notes and of all other amounts due pursuant to the Transaction Documents;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used and not otherwise defined in this Agreement have the meanings specified in Part A of Appendix A. In addition, this Agreement shall be interpreted in accordance with the conventions set forth in Parts B, C and D of Appendix A.

ARTICLE II

SALE AND PURCHASE OF ASSETS

Section 2.1 Sale and Purchase.

(a) Agreement. Upon the terms and subject to the conditions hereof, the Buyer hereby purchases, and the Originator hereby sells, transfers, sets over and conveys to the Buyer, without recourse except as provided herein, all of the Originator’s right, title and interest in and to the following:

(i) all Receivables (other than KF Receivables) owned by the Originator at the close of business on the Business Day preceding the Closing Date or thereafter created and arising and all Receivables owned by the Originator under a Corporate Non-Guaranteed Contract at the close of business on the Business Day preceding the date such Corporate Non-Guaranteed Contract first becomes a Pool Relocation Management Agreement or thereafter created and arising (collectively, the “Equity Receivables”);

(ii) all Related Property with respect to the Equity Receivables (collectively, the “Equity Related Property”);

(iii) all Cartus Collections;

(iv) all proceeds of and earnings on any of the foregoing; and

(v) all of the right, title and interest, if any, Cartus has in, to or under the CRC Designated Receivables, including all Related Property with respect thereto, rights, if any, to reimbursement of, or interest on, such CRC Designated Receivables and all proceeds thereof;

it being understood and agreed that the Originator does not hereby sell, transfer or convey any of its right, title or interest in any CRC Excluded Assets or CRC Excluded Contracts.

The items listed above in clauses (ii), (iii) and (iv), whenever and wherever arising, are collectively referred to herein as the “Equity Related Assets.” The Equity Receivables and the Equity Related Assets are sometimes collectively referred to herein as the “Equity Assets.”

It is the intent of the parties hereto that Cartus not have any right, title, or interest in, to, or under the CRC Designated Receivables or the other property listed in clause (v) above, and such CRC Designated Receivables and other property is included in the property being sold hereunder solely in case it should be determined, contrary to the intent of the parties hereto, that Cartus does have any right, title, or interest in the CRC Designated Receivables or the other property listed in clause (v) above.

As used herein, “Cartus Receivables” means Equity Receivables that are being Purchased or have been Purchased by the Buyer hereunder; “Cartus Related Property” means Equity Related Property that is being Purchased or has been Purchased by the Buyer hereunder; “Cartus Related Assets” means Equity Related Assets that are being Purchased or have been Purchased by the Buyer hereunder; and “Cartus Purchased Assets” means Equity Assets that are being Purchased or have been Purchased by the Buyer hereunder.

Schedule 2.1 sets forth a list of all Relocation Management Agreements subject to this Agreement (each, a “Pool Relocation Management Agreement”) as of the Closing Date. Each new Relocation Management Agreement that is not a CRC Excluded Contract and that is entered into by the Originator during any month shall be added to the Pool Relocation Management Agreements on or after the last day of such month by delivering a written notice in the form of Exhibit 2.1 to the Buyer or its designee, whereupon Schedule 2.1 shall be amended by the Originator to add such new Relocation Management Agreement to the list of Pool Relocation Management Agreements set forth therein. A copy of such Exhibit 2.1 appended to the Monthly Originator Report for such month, upon delivery to the Trustee, shall be sufficient evidence of inclusion. On or prior to the date of the delivery of any such notice, the Originator shall indicate, or cause to be indicated, in its computer files, books and records that the Cartus Receivables and other Cartus Purchased Assets then existing and thereafter created pursuant to or in connection with each such Pool Relocation Management Agreement are being transferred to the Buyer pursuant to this Agreement.

(b) Treatment of Certain Receivables and Related Assets. It is expressly understood that (i) each Cartus Receivable sold to the Buyer hereunder, together with all Cartus Related Assets then existing or thereafter created and arising with respect thereto, will thereafter be the property of the Buyer (or its assignees), without the necessity of any further purchase or other action by the Buyer (other than satisfaction of the conditions set forth herein) and (ii) the change of a Receivable’s status from that of Unsold Home Receivable to Unbilled Receivable or from Unbilled Receivable to Billed Receivable shall not be deemed the creation of a new Receivable for any purpose.

Section 2.2 Purchases. On the Closing Date, the Buyer shall purchase all of the Originator’s right, title and interest in and to all Equity Assets and any property described in clause (v) of Section 2.1(a) existing as of the close of business on the immediately preceding Business Day. On each Business Day thereafter until the Termination Date, the Buyer shall purchase all of the Originator’s right, title and interest in and to all Equity Assets and any property described in clause (v) of Section 2.1(a) existing as of the close of business on the immediately preceding Business Day that were not previously purchased by the Buyer hereunder. Notwithstanding the foregoing, if an Insolvency Proceeding is pending with respect to either the Originator or the Buyer prior to the Termination Date, the Originator shall not sell, and the Buyer shall not buy, any Equity Assets hereunder unless and until such Insolvency Proceeding is dismissed or otherwise terminated.

Section 2.3 No Assumption. The sales and Purchases of Cartus Purchased Assets do not constitute and are not intended to result in a creation or an assumption by the Buyer or its successors and assigns of any obligation of the Originator or any other Person in connection with the Cartus Purchased Assets (other than any such obligations as may arise solely from the ownership of Cartus Purchased Assets) or under the related Contracts or any other agreement or instrument relating thereto, including without limitation any obligation to any Obligors or Transferred Employees. None of the Servicer, the Buyer or the Buyer’s assignees shall have any obligation or liability to any Obligor, Transferred Employee or other customer or client of the Originator (including without limitation any obligation to perform any of the obligations of the Originator under any Relocation Management Agreement, Cartus Home Purchase Contract, Cartus Related Property, Cartus Fee Related Property or any other agreement), except such obligations as may arise from the ownership of the Cartus Purchased Assets. Except as expressly provided in Section 3.05(k) of the Servicing Agreement, no such obligation or liability to any Obligor, Transferred Employee or other customer or client of the Originator is intended to be assumed by the Servicer or its successors and assigns hereunder or under the Servicing Agreement, and any such assumption is expressly disclaimed.

Section 2.4 No Recourse. Except as specifically provided in this Agreement, the sale and Purchase of the Cartus Purchased Assets and any interest of Cartus in and to the CRC Designated Receivables and other property described in clause (v) of Section 2.1(a) under this Agreement shall be without recourse to the Originator; provided, however, that the Originator shall be liable to the Buyer and the Buyer’s assignees pursuant to the Transaction Documents for all representations, warranties, covenants and indemnities made by it pursuant to the terms of this Agreement or any other Transaction Document to which it is a party (it being understood that such obligations of the Originator will not arise solely on account of the credit-related inability of an Obligor to pay a Receivable).

Section 2.5 True Sales. The Originator and the Buyer intend the transfers of Cartus Purchased Assets hereunder to be true sales by the Originator to the Buyer that are absolute and irrevocable and to provide the Buyer with the full benefits of ownership of the Cartus Purchased Assets, and neither the Originator nor the Buyer intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from the Buyer to the Originator, secured by the Cartus Purchased Assets.

Section 2.6 Servicing of Cartus Purchased Assets. Consistent with the Buyer’s ownership of all Cartus Purchased Assets and subject to the terms of the Pool Relocation Management Agreements, as between the parties to this Agreement, the Buyer shall have the sole right to service, administer and collect all Cartus Purchased Assets, to assign such right and to delegate such right to others. In consideration of the Buyer’s purchase of the Cartus Purchased Assets and as more fully set forth in Section 11.12, the Originator hereby acknowledges and agrees that the Buyer intends to assign for the benefit of the Issuer and its successors and assigns the rights and interests granted by the Originator to the Buyer hereunder, and agrees to cooperate fully with the Issuer and its successors and assigns in the exercise of such rights.

Section 2.7 Financing Statements. In connection with the transfer described above, the Originator agrees, at its expense, to record and file financing statements (and continuation statements when applicable) with respect to the Cartus Purchased Assets conveyed by the Originator meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect and maintain the perfection of the transfer and assignment of its interest in the Cartus Purchased Assets to the Buyer, and to deliver a file stamped copy of each such financing statement or other evidence of such filing to the Buyer as soon as practicable after the Closing Date; provided, however, that prior to recordation pursuant to Section 8.3 or the sale of a Cartus Home to an Ultimate Buyer, record title to such Cartus Home may remain in the name of the related Transferred Employee and no recordation in real estate records of the conveyance pursuant to the related Cartus Home Purchase Contract or Cartus Home Sale Contract shall be made except as otherwise required or permitted under Section 3.06(e) of the Servicing Agreement.

Section 2.8 Quitclaim. This Agreement provides that the Cartus Purchased Assets arising on or before April 10, 2007 (the “Amendment Date”) have been transferred by the Originator to the Buyer. To further evidence the intent of the parties hereto that all right, title and interest in and to the Cartus Purchased Assets is being sold and assigned to the Buyer pursuant to this Agreement as amended by that certain Fifth Omnibus Amendment dated as of the Amendment Date, the Originator hereby irrevocably quitclaims, sells, transfers, assigns, and otherwise conveys to the Buyer all right, title and interest that it may have or be deemed to have in or to any of the Cartus Purchased Assets arising on or before the Amendment Date.

ARTICLE III

CALCULATION OF CRC PURCHASE PRICE

Section 3.1 Calculation of the CRC Purchase Price.

(a) The Originator shall maintain accurate records with respect to (i) the Purchases of Cartus Purchased Assets to be made and (ii) the CRC Purchase Price to be paid on account of the foregoing as calculated in accordance with this Section 3.1. On the twelfth calendar day of each month (or if such twelfth day is not a Business Day, the preceding Business Day) from the Closing Date to the Termination Date, the Originator shall deliver to the Servicer, for inclusion in the Monthly Originator Report to be prepared by the Servicer under the Servicing Agreement, information setting forth the amount of such Purchases and CRC Purchase Prices for the previous calendar month.

(b) With respect to the Purchase of any Cartus Purchased Assets by the Buyer from the Originator pursuant to Article II, (i) on the Closing Date, the Buyer shall pay to the Originator a purchase price equal to $49,901,207 and (ii) thereafter, the Buyer shall pay to the Originator a purchase price equal to the fair market value of each Cartus Purchased Asset purchased by the Buyer (each such purchase price, the “CRC Purchase Price”), which will be a purchase price reflecting such factors as the Originator and the Buyer mutually agree will result in a CRC Purchase Price determined to be the fair market value of such Cartus Purchased Assets. The sale of the property described in clause (v) of Section 2.1(a) is in consideration of CRC funding the CRC Designated Receivables or the obligation of the Issuer to reimburse the Servicer for advances in respect of such CRC Designated Receivables.

ARTICLE IV

PAYMENT OF CRC PURCHASE PRICE

Section 4.1 CRC Purchase Price Payments. On the terms and subject to the conditions of this Agreement, the Buyer shall pay to the Originator on the Closing Date the CRC Purchase Price for the Cartus Purchased Assets sold on such date. On the terms and subject to the conditions of this Agreement, the Buyer shall pay to the Originator, on each other Business Day on which any Cartus Purchased Assets are purchased from the Originator by the Buyer pursuant to Article II, the CRC Purchase Price for such Cartus Purchased Assets.

Section 4.2 Payments and Computations, Etc. All amounts to be paid by the Originator to the Buyer hereunder shall be paid in accordance with the terms hereof no later than close of business on the day when due in United States dollars in immediately available funds to an account specified in writing from time to time by the Buyer or its designee. Payments received by the Buyer after such time shall be deemed to have been received on the next Business Day. If any payment becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. The Originator shall pay to the Buyer, on demand, interest on all amounts not paid when due hereunder at a rate equal to the Prime Rate plus 2% per annum; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day). All payments made under this Agreement shall be made without set-off or counterclaim.

Section 4.3 Originator Adjustments.

(a) With respect to any Equity Receivable purchased by the Buyer from the Originator, if on any day the Buyer (or its assigns), the Servicer or the Originator determines that (i) such Equity Receivable (A) was not identified by the Originator as other than an Eligible Receivable on the Business Day such Receivable was sold hereunder or (B) was otherwise treated by the Originator as or represented by the Originator to be an Eligible Receivable in any Monthly Originator Report or Weekly Activity Report, as applicable, but was not in fact an Eligible Receivable on such date or (ii) any of the representations or warranties set forth in Section 6.1(d) or 6.1(k) was not true when made with respect to such Receivable or the related Equity Related Assets (each such Equity Receivable described in clause (i) or clause (ii), a “Noncomplying Asset”), then the Originator shall pay the aggregate Unpaid Balance of such Equity Receivables (such payment, a “Noncomplying Asset Adjustment”) to the Buyer in accordance with Section 4.3(c).

(b) If on any day the Unpaid Balance of any Equity Receivable is reduced as a result of any Concession made by the Originator, then the Originator shall pay to the Buyer the amount of such reduction (such payment, an “Originator Dilution Adjustment”) to the Buyer in accordance with Section 4.3(c).

(c) On each Business Day, the Originator shall pay to the Buyer, in cash in accordance with Section 4.2, an amount (an “Originator Adjustment”) equal to the sum of (A) the aggregate Originator Dilution Adjustment, if any, for each day from and including the immediately preceding Business Day plus (B) the Noncomplying Asset Adjustment, if any, for each day from and including the immediately preceding Business Day. The Equity Receivables that gave rise to any Originator Dilution Adjustment and any related Equity Related Assets shall remain the property of the Buyer. From and after the day on which any Noncomplying Asset Adjustment is made, any collections received by the Buyer that are identified as proceeds of the Equity Receivables that gave rise to such Noncomplying Asset Adjustment and any Equity Related Property with respect to such Receivable shall be promptly returned to the Originator. The Buyer hereby directs the Originator to deposit all such Originator Adjustments directly into the Collection Account.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.1 Conditions Precedent to Sales and Purchases. No Purchase of Cartus Purchased Assets shall be made hereunder on any date on which the Buyer does not have sufficient funds available to pay the CRC Purchase Price.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.1 Representations and Warranties of the Originator. In order to induce the Buyer to enter into this Agreement and to make Purchases hereunder, the Originator hereby makes the representations and warranties set forth in this Section 6.1, in each case as of the date hereof, as of the Closing Date, as of the date of each Purchase hereunder and as of any other date specified in such representation and warranty with respect to the Cartus Purchased Assets being transferred on such Closing Date or date of Purchase, as applicable.

(a) Organization and Good Standing. The Originator is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has full power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Originator had at all relevant times, and now has, all necessary power, authority and legal right to own and sell the Cartus Purchased Assets.

(b) Due Qualification. The Originator is duly qualified to do business, is in good standing as a foreign corporation, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals and in which the failure so to qualify or to obtain such licenses and approvals or to preserve and maintain such qualification, licenses or approvals could reasonably be expected to give rise to a Material Adverse Effect.

(c) Power and Authority: Due Authorization. The Originator (i) has all necessary corporate power and authority (A) to execute and deliver this Agreement, the Contracts and the other Transaction Documents to which it is a party, (B) to perform its obligations under this Agreement, the Contracts and the other Transaction Documents to which it is a party and (C) to sell and assign the Cartus Purchased Assets transferred hereunder on and after such date, on the terms and subject to the conditions herein and therein provided and (ii) has duly authorized by all necessary corporate action such sale and assignment and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement, the Contracts and the other Transaction Documents to which it is a party.

(d) Valid Sale; Binding Obligations. This Agreement constitutes a valid sale, transfer, set-over and conveyance to the Buyer of all of the Originator’s right, title and interest in, to and under the Cartus Purchased Assets transferred hereunder on such date; the Buyer’s interest in the Cartus Receivables is perfected and of first priority (subject to Permitted Liens and Permitted Exceptions) under the UCC and other applicable law, enforceable against creditors of, and purchasers from, the Originator, free and clear of any Lien (other than Permitted Liens); and this Agreement constitutes, and each other Transaction Document to which the Originator is a party when duly executed and delivered will constitute, a legal, valid and binding obligation of the Originator, enforceable against the Originator in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. The Originator has no right, title or interest in or to any CRC Home, CRC Home Purchase Contract or any Receivable created or arising under any CRC Home Purchase Contract.

(e) No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to be signed by the Originator, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under (A) the certificate of incorporation or the by-laws of the Originator or (B) any material indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which the Originator is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Lien on any of the Cartus Purchased Assets pursuant to the terms of any such material indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any federal, state, local or foreign law or any decision, decree, order, rule or regulation applicable to the Originator or of any federal, state, local or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Originator.

(f) Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending, or to the best knowledge of the Originator threatened, against the Originator before any court, arbitrator, regulatory body, administrative agency or other tribunal or governmental instrumentality and (ii) the Originator is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority that, in the case of either of the foregoing clauses (i) or (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the sale of any Cartus Purchased Asset by the Originator to the Buyer, the creation of a material amount of Cartus Receivables or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that, in the reasonable judgment of the Originator, would materially and adversely affect the performance by the Originator of its obligations under this Agreement or any other Transaction Document to which it is a party or the validity or enforceability of this Agreement or any other Transaction Document to which it is a party or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.

(g) Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, (i) all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by the Originator in connection with the conveyance of the Cartus Purchased Assets transferred hereunder on and after such date, including approval by the United States Government of the assignments of the Originator’s government contracts and approval by other non-governmental or quasi-governmental entities of assignments of Originator’s contracts with such non-governmental or quasi-governmental entities (to the extent such contracts are included as Pool Relocation Management Contracts hereunder), or the due execution, delivery and performance by the Originator of this Agreement or any other Transaction Document to which it is a party and the consummation of the transactions contemplated by this Agreement or any other Transaction Documents to which it is a party have been obtained or made and are in full force and effect and (ii) all filings with any Governmental Authority that are required to be obtained in connection with such conveyance and the execution and delivery by the Originator of this Agreement have been made; provided, however, that prior to recordation pursuant to Section 8.3 or the sale of a Home to an Ultimate Buyer, record title to such Home may remain in the name of the related Transferred Employee and no recordation in real estate records of the conveyance pursuant to the related Home Purchase Contract or Home Sale Contract shall be made except as otherwise required or permitted under Section 3.06(e) of the Servicing Agreement.

(h) Margin Regulations. The Originator is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System). The proceeds of the sales hereunder will not be used, directly or indirectly, to purchase or carry margin stock or to extend credit to others for such purposes.

(i) Taxes. The Originator has filed (or there have been filed on its behalf as a member of a consolidated group) all tax returns and reports required by law to have been filed by it and has paid all taxes, assessments and governmental charges thereby shown to be owing by it, other than any such taxes, assessments or charges that are being diligently contested in good faith by appropriate proceedings, for which adequate reserves in accordance with GAAP have been set aside on its books and that have not given rise to any Liens (other than Permitted Liens).

(j) Solvency. After giving effect to the conveyance of Cartus Purchased Assets hereunder on such date, the Originator is Solvent and able to pay its debts as they come due and has adequate capital to conduct its business as presently conducted.

(k) Quality of Title/Valid Transfers.

(i) Immediately before the Purchase to be made by the Buyer hereunder on such date, each Cartus Purchased Asset to be sold to the Buyer shall be owned by the Originator free and clear of any Lien (other than any Permitted Lien), and the Originator shall have made all filings and shall have taken all other action under applicable law in each relevant jurisdiction in order to protect and perfect the ownership interest of the Buyer and its successors and assigns in such Cartus Purchased Assets against all creditors of, and purchasers from, the Originator (subject to Permitted Exceptions).

(ii) With respect to each Cartus Receivable transferred hereunder on such date, the Buyer shall acquire a valid and (subject to Permitted Exceptions) perfected ownership interest in such Cartus Receivable and any identifiable proceeds thereof, free and clear of any Lien (other than any Permitted Liens).

(iii) Immediately prior to the sale of a Cartus Purchased Asset hereunder on such date, no effective financing statement or other instrument similar in effect that covers all or part of any Cartus Purchased Asset or any interest therein is on file in any recording office except such as may be filed (A) in favor of the Originator in accordance with the Pool Relocation Management Agreements, (B) in favor of the Buyer pursuant to this Agreement, (C) in favor of the Buyer’s successors and assigns pursuant to the Receivables Purchase Agreement or the Indenture or otherwise filed by or at the direction of the Buyer’s successors and assigns or (D) to evidence any Mortgage on a Cartus Home created by a Transferred Employee.

(iv) The CRC Purchase Price constitutes reasonably equivalent value for the Cartus Purchased Assets conveyed in consideration therefor on such date, and no purchase of an interest in such Cartus Purchased Assets by the Buyer from the Originator constitutes a fraudulent transfer or fraudulent conveyance under the United States Bankruptcy Code or applicable state bankruptcy or insolvency laws or is otherwise void or voidable or subject to subordination under similar laws or principles or for any other reason.

(l) Eligible Receivables. Each Cartus Receivable included in the Cartus Purchased Assets transferred hereunder on such date, unless otherwise identified to the Buyer or the Servicer by the Originator, is an Eligible Receivable on such date.

(m) Accuracy of Information. All written information furnished by the Originator to the Buyer or its successors and assigns pursuant to or in connection with any Transaction Document or any transaction contemplated herein or therein with respect to the Cartus Purchased Assets transferred hereunder on such date is true and correct in all material respects on such date.

(n) Offices. The principal place of business and chief executive office of the Originator is located, and the offices where the Originator keeps all Cartus Records (and all original documents relating thereto) are located, at the addresses specified in Schedule 6.1(n), except that (i) Home Deeds and related documents necessary to close Cartus Home sale transactions, including powers of attorney, may be held by local attorneys or escrow agents acting on behalf of the Originator in connection with the sale of Cartus Homes to Ultimate Buyers, so long as such local attorneys are notified of the interest of the Buyer and the Buyer’s assignees therein and (ii) Cartus Records relating to any Pool Relocation Management Agreement and the Receivables arising thereunder or in connection therewith may be maintained at the offices of the related Employer.

(o) Payment Instructions to Obligors. The Originator has instructed (i) all Obligors to remit all payments on the Cartus Purchased Assets directly to one of the Lockboxes or Lockbox Accounts, (ii) all Lockbox Banks to deposit all Cartus Collections remitted to a Lockbox directly to the related Lockbox Account and (iii) all Persons receiving Cartus Home Sale Proceeds to deposit such Cartus Home Sale Proceeds in one of the Lockboxes or Lockbox Accounts within two Business Days after receipt, except in the States of New Mexico and Virginia where a longer escrow period of up to one week is required under applicable law, in which case such Cartus Home Sale Proceeds shall be deposited into one of the Lockboxes or Lockbox Accounts within one Business Day after the expiration of such period.

(p) Investment Company Act. The Originator is not, and is not controlled by, (and by reason of the execution and delivery and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby will not be, and will not become) an “investment company” registered or required to be registered under the Investment Company Act.

(q) [Reserved].

(r) ERISA. The Originator and each ERISA Affiliate are in compliance with the minimum funding requirements of ERISA. Each Plan is in compliance with all applicable material provisions of ERISA, and the Originator or the relevant ERISA Affiliate has received a favorable determination letter from the Internal Revenue Service that each Plan intended to be qualified under Section 401(a) of the Code is so qualified. No Plan has incurred an “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. Neither the Originator nor any ERISA Affiliate (i) has incurred or expects to incur any liability under Title IV of ERISA with respect to any Plan that could give rise to a lien in favor of the PBGC other than liability for the payment of premiums, all of which have been timely paid when due in accordance with Section 4007 of ERISA, (ii) has incurred or expects to incur any withdrawal liability within the meaning of Section 4201 of ERISA, (iii) is subject to any lien under Section 412(n) of the Code or Sections 302(f) or 4068 of ERISA or arising out of any action brought under Sections 4070 or 4301 of ERISA or (iv) is required to provide security to a Plan under Section 401(a)(29) of the Code. The PBGC has not instituted proceedings to terminate any Plan or to appoint a trustee or administrator of any such Plan, and no circumstances exist that constitute grounds under Section 4042 of ERISA to commence any such proceedings. Neither the Originator nor any ERISA Affiliate that is a subsidiary of Realogy is, or at any time during the past five years was, a member of, or makes, or has at any time during the past five years made, contributions to, any Multiemployer Plan. No ERISA Affiliate that is not a subsidiary of Realogy is, or at any time during the past five years was, a member of, or makes, or has at any time during the past five years made, contributions to, any Multiemployer Plan, in each case where any such action could reasonably be expected to have a Material Adverse Effect.

(s) Legal Names. Except as described in Schedule 6.1(s), since January 1, 1995, the Originator (i) has not been known by any legal name other than its corporate name as of the date hereof, except as otherwise permitted pursuant to Section 7.3(d), (ii) has not been the subject of any merger or other corporate reorganization that resulted in a change of name, identity or corporate structure and (iii) has not used any trade names other than its actual corporate name.

(t) Compliance with Applicable Laws. The Originator is in compliance with the requirements of all applicable Requirements of Law a violation of any of which, individually or in the aggregate for all such violations, is reasonably likely to have a Material Adverse Effect.

(u) Credit and Collection Policy; No Material Adverse Change. The copy of the Credit and Collection Policy of the Originator attached as Exhibit 6.1(u) to this Agreement is a true and complete copy thereof. As of the date each Cartus Purchased Asset is transferred hereunder, the Originator has complied in all applicable material respects with the Credit and Collection Policy with respect to such Cartus Purchased Asset transferred on such date and the related Contract. There has been no material change to the Credit and Collection Policy and since January 31, 2002 there has been no material adverse change in the financial condition, results of operations or operating condition of the Originator, in either case that would be reasonably likely to adversely affect the collectibility of any material portion of the Cartus Receivables or other Cartus Purchased Assets or to decrease the credit quality of any newly created Cartus Receivables or other Cartus Purchased Assets.

(v) Environmental. On such date, to the best knowledge of the Originator, (i) there are no (A) pending or threatened claims, complaints, notices or requests for information received by the Originator with respect to any alleged violation of any Environmental Law in connection with any Cartus Home relating to any Cartus Receivable transferred hereunder on such date or (B) pending or threatened claims, complaints, notices or requests for information received by the Originator regarding potential liability under any Environmental Law in connection with any Cartus Home relating to any Cartus Receivable transferred hereunder on such date and (ii) the Originator is in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters, if any, that are required to be held by it under any applicable Requirement of Law in connection with any Cartus Homes relating to any Cartus Receivable transferred hereunder on such date, other than those that, in the case of either clause (i) or (ii), singly or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

Section 6.2 Representations and Warranties of the Buyer. The Buyer hereby represents and warrants, on and as of the date hereof and on and as of the Closing Date, that (a) this Agreement has been duly authorized, executed and delivered by the Buyer and constitutes the Buyer’s valid, binding and legally enforceable obligation, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, (b) the execution, delivery and performance of this Agreement does not violate any federal, state, local or foreign law applicable to the Buyer or any agreement to which the Buyer is a party and (c) all of the outstanding capital stock of the Buyer is directly or indirectly owned by the Originator, and all such capital stock is fully paid and nonassessable.

ARTICLE VII

GENERAL COVENANTS

Section 7.1 Affirmative Covenants of the Originator. From the Closing Date until the termination of this Agreement in accordance with Section 11.4, the Originator hereby agrees that it will perform the covenants and agreements set forth in this Section 7.1.

(a) Compliance with Laws, Etc. The Originator will comply in all material respects with all applicable Requirements of Law (including without limitation those relating to the Cartus Receivables, Cartus Home Purchase Contracts, Cartus Related Assets and all Environmental Laws affecting any Cartus Home), in each case to the extent that any such failure to comply, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) Preservation of Corporate Existence. The Originator (i) will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation (other than any change in corporate status by reason of a merger or consolidation permitted by Section 7.3(c)) and (ii) will qualify and remain qualified in good standing as a foreign corporation in each jurisdiction in which the failure to preserve and maintain such qualification as a foreign corporation could reasonably be expected to have a Material Adverse Effect.

(c) Keeping of Records and Books of Account. The Originator will maintain at all times accurate and complete books, records and accounts relating to the Cartus Purchased Assets and all Cartus Collections received by it, in which timely entries will be made and will, upon the reasonable request of the Buyer or its assignees, deliver copies of all Cartus Records maintained pursuant to this Section 7.1(c) to the Buyer or its designee.

(d) Location of Records and Offices. The Originator will keep its principal place of business and chief executive office and the offices where it keeps all Cartus Records (and all original documents relating thereto other than those Cartus Records that are maintained with local attorneys or escrow agents or at the offices of the relevant Employer as described in Section 6.1(n)) at the addresses specified in Schedule 6.1(n) or, upon not less than 30 days’ prior written notice given by the Originator to the Buyer and its assignees, at such other locations in jurisdictions in the United States of America where all action required by Section 8.3 has been taken and completed.

(e) Separate Corporate Existence of the Buyer. The Originator hereby acknowledges that the parties to the Transaction Documents are entering into the transactions contemplated by the Transaction Documents in reliance on the Buyer’s identity as a legal entity separate from the Originator and the other CMS Persons. From and after the date hereof until the Final Payout Date, the Originator will, and will cause each other CMS Person to observe the applicable legal requirements for the recognition of Buyer as a legal entity separate and apart from the Originator and each CMS Person, including without limitation taking such actions on the part of the Originator or such CMS Person as shall be required in order that:

(i) The Buyer’s operating expenses will not be paid by any CMS Person, except that certain organizational expenses of the Buyer and expenses relating to creation and initial implementation of the Transaction Documents have been or will be paid by the Originator;

(ii) Any financial statements of any CMS Person that are consolidated to include the Buyer will contain appropriate footnotes clearly stating that (A) all of the Buyer’s assets are owned by the Buyer and (B) the Buyer is a separate corporate entity with its own separate creditors that will be entitled to be satisfied out of the Buyer’s assets prior to any value in the Buyer becoming available to the Buyer’s equity holders;

(iii) Any transaction between the Buyer and a CMS Person will be fair and equitable to the Buyer, will be the type of transaction that would be entered into by a prudent Person in the position of the Buyer with a CMS Person and will be on terms that are at least as favorable as may be obtained from a Person that is not a CMS Person; and

(iv) No CMS Person will be, or will hold itself out to be, responsible for the debts of the Buyer.

(f) Payment Instruction to Obligors. The Originator will (i) instruct all Obligors to submit all payments on the Cartus Purchased Assets either (A) to one of the Lockboxes maintained at the Lockbox Banks for deposit in a Lockbox Account or (B) directly to one of the Lockbox Accounts and (ii) instruct all Persons receiving Home Sale Proceeds to deposit such Home Sale Proceeds in one of the Lockboxes or Lockbox Accounts within two Business Days after such receipt (except to the extent a longer escrow period is required under applicable law, in which case such Home Sale Proceeds will be deposited into one of the Lockboxes or Lockbox Accounts within one Business Day after the expiration of such period). The Originator will direct all Obligors with respect to receivables and related assets that are not Cartus Receivables or CRC Receivables to deposit all collections in respect of such receivables and related assets in an account that is not a Lockbox or Lockbox Account and will take such other steps as the Buyer reasonably may request to ensure that all collections on such receivables and related assets will be segregated from Cartus Collections and CRC Collections.

(g) Segregation of Collections. The Originator will use reasonable efforts to minimize the deposit of any funds other than Cartus Collections or CRC Collections into any of the Lockbox Accounts and, to the extent that the Originator has knowledge that any such funds are deposited into any of such Lockbox Accounts, promptly will identify any such funds or will cause such funds to be so identified to the Servicer, it being understood and agreed that the Originator does not hereby assume any affirmative duty to re-direct Obligors to remit funds to alternate locations.

(h) Identification of Eligible Receivables. The Originator will (i) establish and maintain necessary procedures for determining whether each Cartus Receivable, as of the date it is sold hereunder, qualifies as an Eligible Receivable, and for identifying all Cartus Receivables sold to the Buyer that are not Eligible Receivables on the date sold and (ii) will provide to the Servicer in a timely manner information that shows whether, and to what extent, the Cartus Receivables sold to the Buyer hereunder were not Eligible Receivables on the date sold.

(i) Payment of Taxes. The Originator will file (or there will be filed on its behalf as a member of a consolidated group) all tax returns and reports required by law to be filed by it and will pay all taxes, assessments and governmental charges thereby shown to be owing by it, except for any such taxes, assessments or charges that are being diligently contested in good faith by appropriate proceedings, for which adequate reserves in accordance with GAAP have been set aside on its books and that have not given rise to any Liens (other than Permitted Liens).

(j) Accounting for Certain Assets. To the extent permitted by applicable law and GAAP, the Originator will account for and treat the transactions contemplated hereby (including but not limited to accounting and (to the extent taxes are not consolidated) for tax reporting purposes) as a sale of the Equity Assets by the Originator to the Buyer, it being understood that such sales may not be reflected in the consolidated financial statements of Originator and Buyer due to principles of consolidated financial reporting.

(k) Receivables Reviews. Upon reasonable prior notice, the Originator will permit the Buyer or its assignees (or other Persons designated by the Buyer from time to time) or their agents or representatives (including without limitation certified public accountants or other auditors), at the expense of the Originator and during regular business hours, (i) to examine and make copies of and abstracts from, and to conduct accounting reviews of, all Cartus Records in the possession or under the control of the Originator, including without limitation the related Contracts, invoices and other documents related thereto and (ii) to visit the offices and properties of the Originator for the purpose of examining any materials described in the preceding clause (i) and to discuss matters relating to the Cartus Receivables or the other Cartus Purchased Assets or the performance by the Originator of its obligations under any Transaction Document to which it is a party with any Authorized Officers of the Originator having knowledge of such matters or with the Originator’s certified public accountants or other auditors; provided, however, that all such reviews will occur no more frequently than twice per year (with only the first such review in any year being at the Originator’s expense) unless Cartus is the Servicer and a Servicer Default has occurred and is continuing.

(l) Computer Software, Hardware and Services. The Originator will provide the Buyer and its assignees with such licenses, sublicenses and/or assignments of contracts as the Servicer, the Buyer or the Buyer’s assignees require with respect to all services and computer hardware or software that relate to the servicing of the Cartus Receivables or the other Cartus Purchased Assets; provided, however, that with respect to any computer software licensed from a third party, the Originator will be required to provide such licenses, sublicenses and/or assignments of such software only to the extent that provision of the same would not violate the terms of any contracts of the Originator with such third party (the Originator hereby representing that no such provision would violate the terms of any current such contract).

(m) Environmental Claims. The Originator will promptly cure and have dismissed with prejudice to the satisfaction of the Buyer and each of Buyer’s assignees any actions and any proceedings relating to compliance with Environmental Laws relating to any Cartus Home.

(n) Turnover of Collections. If the Originator or any of its agents or representatives at any time receives any cash, checks or other instruments constituting Cartus Collections or CRC Collections, such recipient will segregate and hold such payments in trust for, and in a manner acceptable to, the Servicer and will, promptly upon receipt (and in any event within one Business Day following receipt) remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to a Lockbox Account.

(o) Performance and Compliance by Originator with Relocation Management Agreements. The Originator will timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Pool Relocation Management Agreements, the Cartus Home Purchase Contracts and other Contracts related to the Cartus Purchased Assets.

(p) Compliance with Credit and Collection Policy. The Originator will comply in all material respects with the Credit and Collection Policy with respect to each Cartus Purchased Asset and will not take any action in violation of the Credit and Collection Policy with respect to any other Cartus Purchased Asset.

(q) Compliance with Orrick Opinion. The Originator will take all actions necessary on its part to be taken in order to ensure that the facts and assumptions relating to the Buyer set forth in the opinions of Orrick, Herrington & Sutcliffe LLP dated as of April 10, 2007 relating to true sale matters with respect to the Purchase of the Equity Assets hereunder and substantive consolidation matters with respect to the Originator and the Buyer relating to security interest matters with respect to the Purchase of the Cartus Purchased Assets hereunder will be true and correct at all times.

Section 7.2 Reporting Requirements. From the Closing Date until the termination of this Agreement in accordance with Section 11.4, the Originator agrees that it will furnish to the Buyer or its assignees:

(a) Financial Statements. (I) As soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Performance Guarantor, copies of the unaudited consolidated balance sheets of the Performance Guarantor and its consolidated subsidiaries, the related unaudited statements of cash flow for the Performance Guarantor and the related unaudited statements of earnings and stockholders’ equity of the Performance Guarantor, in each case for such fiscal quarter and for the period from the beginning of such fiscal year through the end of such fiscal quarter and certified by the chief financial officer or chief accounting officer of the Performance Guarantor, all of the foregoing to be prepared in accordance with GAAP applied consistently throughout the periods reflected therein (subject to normal year-end adjustments and with footnote disclosures); and (II) as soon as available and in any event within 95 days after the end of each fiscal year of the Performance Guarantor and the Originator, as applicable, beginning with the fiscal year ending on December 31, 2002, copies of (i) the consolidated balance sheet of the Performance Guarantor and its consolidated subsidiaries as at the end of such fiscal year and the related statements of earnings and cash flows and stockholders’ equity of the Performance Guarantor and its consolidated subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and prepared in accordance with GAAP applied consistently throughout the periods reflected therein, certified by Deloitte & Touche (or such other independent certified public accountants of nationally recognized standing in the United States of America as shall be selected by the Performance Guarantor) and (ii) copies of the statements of earnings of the Originator on a consolidated basis for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and certified by the chief financial officer, chief accounting officer or controller of the Originator (it being understood and agreed that such statements of earnings will be prepared in accordance with the Originator’s customary management accounting practices as in effect on the date hereof and need not be prepared in accordance with GAAP).

As long as the Performance Guarantor is required or permitted to file reports under the Securities Exchange Act of 1934, as amended, a copy of its report on Form 10-K shall satisfy the requirements of Section 7.2(a)(II)(i) and a copy of its Form 10 or report on Form 10-Q shall satisfy the requirements of Section 7.2(a)(I). Information required to be delivered pursuant to this section shall be deemed to have been delivered on the date on which it has been posted on (i) the Performance Guarantor’s website on the Internet or (ii) sec.gov/edgar/searchedgar/webusers.htm.

(b) Material Adverse Effect. Promptly and in any event within two Business Days after the president, chief financial officer, controller or treasurer of the Originator has actual knowledge thereof, written notice that describes in reasonable detail any event or occurrence with respect to Cartus that, individually or in the aggregate for all such events or occurrences, has had, or that such Authorized Officer in its reasonable good faith judgment determines could reasonably be expected to have, a Material Adverse Effect;

(c) Proceedings. Promptly and in any event within five Business Days after an Authorized Officer of the Originator has knowledge thereof, written notice of (i) any litigation, investigation or proceeding of the type described in Section 6.1(f) not previously disclosed to the Buyer, (ii) any material adverse development that has occurred with respect to any such previously disclosed litigation, investigation or proceeding or (iii) any CRC Purchase Termination Event or event which, with the giving of notice or passage of time or both, would constitute a CRC Purchase Termination Event;

(d) ERISA Event. (i) As soon as possible and in any event within 30 days after the Originator or any ERISA Affiliate knows or has reason to know that a “reportable event” (as defined in Section 4043 of ERISA) has occurred with respect to any Plan, a statement of an Authorized Officer of the Originator setting forth details as to such reportable event and the action that the Originator or an ERISA Affiliate proposes to take with respect thereto, together with a copy of the notice of such reportable event, if any, given to the PBGC, the Internal Revenue Service or the Department of Labor; (ii) promptly and in any event within 10 Business Days after receipt thereof, a copy of any notice the Originator or any ERISA Affiliate receives from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any such Plan; (iii) promptly and in any event within 10 Business Days after a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of the chief financial officer of the Originator setting forth details as to such failure and the action that the Originator or an ERISA Affiliate proposes to take with respect thereto, together with a copy of such notice given to the PBGC; and (iv) promptly and in any event within 30 Business Days after receipt thereof by the Originator or any ERISA Affiliate from the sponsor of a multiemployer plan (as defined in Section 3(37) of ERISA), a copy of each notice received by the Originator or any ERISA Affiliate concerning the imposition of withdrawal liability or a determination that a multiemployer plan is, or is expected to be, terminated or reorganized;

(e) Environmental Claims. Promptly and in any event within five Business Days after receipt thereof, notice and copies of all written claims, complaints, notices, actions, proceedings, requests for information or inquiries relating to the condition of any Cartus Homes or compliance with Environmental Laws relating to the Cartus Homes, other than those received in the ordinary course of business and that, singly or in the aggregate, do not represent events or conditions that would cause the representation set forth in Section 6.1(v) to be incorrect; and

(f) Other. Promptly, from time to time, such other information, documents, records or reports with respect to the Cartus Purchased Assets or the condition or operations, financial or otherwise, of the Originator as the Buyer or its assignees may from time to time reasonably request in order to protect the interests of the Buyer or such assignees under or as contemplated by this Agreement and the other Transaction Documents.

Section 7.3 Negative Covenants of the Originator. From the Closing Date until the termination of this Agreement in accordance with Section 11.4, the Originator agrees that it will not:

(a) Sales, Liens, Etc. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or arising through or under it (other than Permitted Liens) of anyone on or with respect to, any Cartus Purchased Asset or any interest therein or any Lockbox or Lockbox Account, other than (i) sales of Cartus Purchased Assets pursuant to this Agreement and (ii) sales of Cartus Homes in accordance with the applicable Contracts;

(b) Change in Business or Credit and Collection Policy. (i) Make any material change in the Credit and Collection Policy or (ii) make any material change in the character of its employee relocation business or engage in any business unrelated to such business as currently conducted that, in either case, individually or in the aggregate with all other such changes, would be reasonably likely to have a material adverse effect on the composition or performance of the Cartus Purchased Assets;

(c) No Mergers, Etc. (i) Consolidate with or merge with or into any other Person unless:

(A) the Originator is the surviving entity thereof;

(B) all actions necessary to maintain the perfection of the security interests or ownership interests of the Buyer and the Buyer’s assignees in the Cartus Purchased Assets in connection with such consolidation, merger, conveyance or transfer have been taken, as evidenced by an Opinion of Independent Counsel reasonably satisfactory in form and substance to the Buyer and its assignees; and

(C) so long as the Originator is the Servicer, no Servicer Default or Unmatured Servicer Default is then occurring or would result from such merger, consolidation, conveyance or transfer; or

(ii) convey, transfer or sell more than 25% of its properties and assets to any Person, provided that this provision shall not apply to or restrict the Originator’s ability to pledge its ownership interest in the Buyer to secure Indebtedness incurred or guaranteed in accordance with Section 7.3(j);

(d) Change in Name. Change its corporate name or the name under or by which it conducts its core relocation business or the jurisdiction in which it is incorporated unless the Originator has given the Buyer and its assignees at least 30 days’ prior written notice thereof and unless, prior to any such change in name or jurisdiction of incorporation, the Originator has taken and completed all action required by Section 8.3;

(e) Home Deeds. Record any Home Deeds with respect to any Homes except at the direction of the Buyer or the Buyer’s assignees or as permitted by Section 8.3 hereof or by Section 3.06(e) of the Servicing Agreement;

(f) Termination of Relocation Management Agreements. Terminate any Pool Relocation Management Agreement, Cartus Home Purchase Contract, Cartus Home Sale Contract, Cartus Equity Loan Note or Cartus Equity Loan Agreement except in accordance with the Credit and Collection Policy;

(g) Extension or Amendment. Extend, amend or otherwise modify the terms of any Receivable included in the Cartus Purchased Assets, or amend, modify or waive any material term or condition related thereto, except in accordance with Section 3.10 of the Servicing Agreement;

(h) Change in Payment Instruction to Obligors. Make any change in its instructions to Obligors or other Persons regarding payments to be made to the Originator or payments to be made to any Lockbox Account (except for a change in instructions solely for the purpose of directing such Obligors or other Persons to make such payments to another existing Lockbox Account), unless (i) the Trustee has received copies of a Lockbox Agreement with each new Lockbox Bank duly executed by the Originator, the

Buyer, the Issuer, the Trustee and such Lockbox Bank and (ii) in the case of any termination, the Buyer or its successors and assigns have received evidence to their satisfaction that the Obligors that were making payments into a terminated Lockbox Account have been instructed in writing, and have irrevocably agreed, to make payments into another Lockbox Account then in use; or

(i) Home Purchase Contracts. Purchase any Home or make any Equity Payments, Mortgage Payoffs, or Mortgage Payments on or after the Closing Date other than Equity Payments, Mortgage Payoffs and Mortgage Payments with respect to Cartus Homes.

(j) Indebtedness for Borrowed Money. Create, incur, guarantee or permit to exist any Indebtedness for Borrowed Money, except for (A) any such Indebtedness owed on an intercompany basis to the Performance Guarantor or any Affiliate thereof and (B) any such Indebtedness the terms of which include acknowledgment provisions in substantially the form of Exhibit 7.3(j) hereto.

Section 7.4 Affirmative Covenants of the Buyer. From the Closing Date until the termination of this Agreement in accordance with Section 11.4, the Buyer hereby agrees that it will perform the covenants and agreements set forth in this Section 7.4.

(a) The Buyer hereby acknowledges that the parties to the Transaction Documents are entering into the transactions contemplated by the Transaction Documents in reliance upon the Buyer’s identity as a legal entity separate from the Originator and the other CMS Persons. From and after the date hereof until one year and one day after the Final Payout Date, the Buyer will take such actions as shall be required in order that:

(i) The Buyer will conduct its business in office space allocated to it and for which it pays an appropriate rent and overhead allocation;

(ii) [Reserved]

(iii) The Buyer’s assets will be maintained in a manner that facilitates their identification and segregation from those of any CMS Person;

(iv) The Buyer will strictly observe corporate formalities in its dealings with the public and with each CMS Person, and funds or other assets of the Buyer will not be commingled with those of any CMS Person, except as expressly permitted by the Transaction Documents. The Buyer will at all times, in its dealings with the public and with each CMS Person, hold itself out and conduct itself as a legal entity separate and distinct from each CMS Person. The Buyer will not maintain joint bank accounts or other depository accounts to which any CMS Person (other than the Originator in its capacity as Servicer under the Servicing Agreement) has independent access;

(v) The duly elected board of directors of the Buyer and duly appointed officers of the Buyer will at all times have sole authority to control decisions and actions with respect to the daily business affairs of the Buyer;

(vi) Not less than one member of the Buyer’s board of directors will be Independent. The Buyer will observe those provisions in its certificate of incorporation that provide that the Buyer’s board of directors will not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Buyer unless the Independent Director and all other members of the Buyer’s board of directors unanimously approve the taking of such action in writing prior to the taking of such action;

(vii) The Buyer will compensate each of its employees, consultants and agents from the Buyer’s own funds for services provided to the Buyer;

(viii) The Buyer will not hold itself out to be responsible for the debts of any CMS Person; and

(ix) The Buyer will take all actions necessary on its part to be taken in order to ensure that the facts and assumptions relating to the Buyer set forth in the opinions of Orrick, Herrington & Sutcliffe LLP dated as of April 10, 2007 relating to true sale matters with respect to the Purchase of the Equity Assets hereunder and substantive consolidation matters with respect to the Originator and the Buyer will be true and correct at all times.

(b) The Buyer assumes no obligations of the Originator under the Pool Relocation Management Agreements with respect to any Cartus Home Purchase Contracts, including without limitation the obligations of the Originator to make Equity Payments, Mortgage Payoffs and Mortgage Payments with respect to Cartus Homes. The Buyer will enter into all Home Purchase Contracts under the Pool Relocation Management Agreements in its own name and will make all Equity Payments, Mortgage Payoffs and Mortgage Payments from and after the Closing Date other than Equity Payments, Mortgage Payoffs and Mortgage Payments with respect to Cartus Homes.

ARTICLE VIII

ADDITIONAL RIGHTS AND OBLIGATIONS IN

RESPECT OF THE CARTUS PURCHASED ASSETS

Section 8.1 Rights of the Buyer.

(a) Subject to Section 8.4(b), the Originator hereby authorizes the Buyer and its assignees and designees to take any and all steps in the Originator’s name and on behalf of the Originator that the Buyer, the Servicer and/or their respective designees determine are reasonably necessary or appropriate to collect all amounts due under any and all Cartus Purchased Assets, including without limitation endorsing the name of the Originator on checks and other instruments representing Cartus Collections and enforcing such Cartus Purchased Assets.

(b) The Buyer and its assignees shall have no obligation to account for, to replace, to substitute or to return any Cartus Purchased Asset to the Originator.

(c) The Buyer and its assignees shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Cartus Purchased Assets and all of the right, title and interest of the Buyer and its assignees in, to and under this Agreement on whatever terms the Buyer and its assignees determine, pursuant to the Receivables Purchase Agreement or otherwise.

(d) As between the Originator and the Buyer, the Buyer shall have the sole right to retain any gains or profits created by buying, selling or holding the Cartus Purchased Assets.

Section 8.2 Responsibilities of the Originator. Anything herein to the contrary notwithstanding:

(a) The Originator agrees to deliver directly to the Servicer (for the Buyer’s account), within one Business Day after receipt thereof, any Cartus Collections or CRC Collections that it receives, in the form so received, and agrees that all such Cartus Collections and CRC Collections will be deemed to be received in trust for the Buyer and its assignees and will be maintained and segregated separate and apart from all other funds and moneys of the Originator until delivery of such Cartus Collections and CRC Collections to the Servicer; and

(b) The Originator hereby grants to the Buyer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Originator or transmitted or received by the Buyer (whether or not from the Originator) in connection with any Cartus Purchased Asset (which power of attorney may be exercised by the Buyer’s successors and assigns in accordance with Section 8.4 and Section 11.12(b)).

(c) The Originator shall perform all of its obligations hereunder and under the Pool Relocation Management Agreements and other Contracts related to the Cartus Purchased Assets to which it is a party (other than those obligations undertaken by the Buyer as provided in Section 7.4(b)) to the same extent as if such Cartus Purchased Assets had not been sold hereunder, and the exercise by the Buyer or its designee or assignee of the Buyer’s rights hereunder or in connection herewith shall not relieve the Originator from any of its obligations under any such Pool Relocation Management Agreements or Contracts related to the Cartus Purchased Assets to which it is a party. Notwithstanding the foregoing, the Originator acknowledges that the Buyer or its designees are entitled to perform such obligations to the extent permitted under the Transaction Documents.

Section 8.3 Further Action Evidencing Purchases. The Originator agrees that from time to time, at its expense and upon reasonable request, it will promptly execute and deliver all further instruments and documents and take all further action as is reasonably necessary to perfect, protect or more fully evidence the Purchase of the Cartus Purchased Assets by the Buyer and its assignees hereunder, or to enable the Buyer or its assignees to exercise or enforce any of its rights hereunder or under any other Transaction Document to which the Originator is a party; provided, however, that the Originator will not file or record any Home Deeds except (i) in its capacity as the Servicer pursuant to the Servicing Agreement and in accordance with the terms thereof and (ii) at any time, to the extent such recordation is required by local law, regulation or custom. No Home Deeds or Home Purchase Contracts may be recorded in the name of the Originator other than Home Deeds relating to Cartus Homes and Cartus Home Purchase Contracts. Without limiting the generality of the foregoing, the Originator shall:

(a) upon the request of the Buyer or its assignees, execute and file such financing or continuation statements or amendments thereto or assignments thereof and such other instruments or notices as the Buyer or its assignees may reasonably determine to be necessary or appropriate; and

(b) mark the master data processing records evidencing the Cartus Purchased Assets and, if requested by the Buyer or its assignees, legend the related Pool Relocation Management Agreements and Cartus Home Purchase Contracts to reflect the sale of the Cartus Purchased Assets to the Buyer pursuant to this Agreement.

The Originator hereby authorizes the Buyer and its assignees to file one or more financing or continuation statements and amendments thereto and assignments thereof with respect to all or any of the Cartus Purchased Assets, in each case whether now existing or hereafter generated by the Originator. If (i) the Originator fails to perform any of its agreements or obligations under this Agreement and does not remedy such failure within the applicable cure period, if any, and (ii) the Buyer or its assignees in good faith reasonably believes that the performance of such agreements and obligations is necessary or appropriate to protect the interests of the Buyer or its assignees under this Agreement, then the Buyer or its assignees may (but shall not be required to) perform or cause performance of such agreement or obligation, and the reasonable expenses of the Buyer or its assignees incurred in connection with such performance shall be payable by the Originator as provided in Section 10.1.

Section 8.4 Cartus Collections; Rights of the Buyer and its Assignees.

At any time following the designation of a Servicer other than the Originator pursuant to the Servicing Agreement:

(a) The Buyer or its assignees may direct the Obligors of Cartus Receivables, or any of them, to pay all amounts payable under any Cartus Receivable directly to the Buyer or its assignees;

(b) At the request of the Buyer or its assignees and at the Originator’s expense, the Originator shall give notice of such ownership to each said Obligor and direct that payments be made directly to the Buyer or its assignees;

(c) At the request of the Buyer or its assignees and at the Originator’s expense, the Originator shall (A) assemble all of the Cartus Records, to the extent such Cartus Records are in its possession, and make the same available at a place selected by the Buyer or its successors and assigns, or instruct any escrow agents holding any such documents, instruments and other records on its behalf to make the same available and (B) segregate all cash, checks and other instruments received by it from time to time constituting Cartus Collections or CRC Collections in a manner reasonably acceptable to the Buyer or its assignees and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Buyer or its assignees; and

(d) The Originator hereby authorizes the Buyer or its assignees to take any and all steps in the Originator’s name and on behalf of the Originator that are necessary or desirable, in the reasonable determination of the Buyer or its assignees, to collect all amounts due under any and all Cartus Purchased Assets, including without limitation endorsing the Originator’s name on checks and other instruments representing Cartus Collections and enforcing the Cartus Purchased Assets.

ARTICLE IX

TERMINATION

Section 9.1 CRC Purchase Termination Events. The following events shall be “CRC Purchase Termination Events”:

(a) The occurrence of an Event of Default or an Amortization Event; or

(b) (i) Any of the representations and warranties made by the Originator in Section 6.1(d) or 6.1(e) proves to have been incorrect in any material respect when made, or (ii) any other representation or warranty made by the Originator under any of the Transaction Documents, or any information or report delivered by the Originator (including in its capacity as Servicer) with respect to the Originator or the Cartus Purchased Assets shall prove to have been untrue or incorrect in any material respect when made or deemed to have been made, and such failure could be reasonably expected to have a Material Adverse Effect and such occurrence remains unremedied for 30 days, in each case, after the date on which an Authorized Officer of any CMS Person knew or with reasonable diligence would have known of such failure; or

(c) (i) The Originator shall fail to perform or observe the covenants and agreements set forth in Section 7.1(a), as and when required, or shall fail to perform or observe any other covenants and agreements contained in this Agreement or any of the other Transaction Documents to which it is a party or any Contract required on its part to be performed or observed, and such failure shall remain unremedied for, in the case of any failure to perform or observe, as and when required, any term, covenant or agreement, which failure could be reasonably expected to have a Material Adverse Effect, 60 days; or

(d) An Event of Bankruptcy shall have occurred with respect to the Originator or the Performance Guarantor; or

(e) The representation and warranty in Section 6.1(k) shall not be true at any time with respect to a substantial portion of the Cartus Purchased Assets; or

(f) Either (i) the Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Internal Revenue Code with respect to any of the Cartus Receivables or the Cartus Related Assets and such Lien shall not have been released within five days or (ii) the PBGC shall file, or shall indicate its intention to file, notice of a Lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with respect to any of the Cartus Receivables or the Cartus Related Assets; or

(g) This Agreement or the Realogy Guaranty shall cease to be in full force and effect for any reason other than in accordance with its terms; or

(h) A KF Purchase Termination Event or event giving rise to a Funding Termination Date shall have occurred.

If a CRC Purchase Termination Event occurs of which the Originator has knowledge, the Originator shall promptly give notice to the Buyer and its assignees of such CRC Purchase Termination Event.

Section 9.2 Purchase Termination. (a) On the Termination Date, the Originator shall cease transferring Cartus Purchased Assets to the Buyer, provided that any right, title and interest of the Originator in and to any CRC Designated Receivables arising from any Servicer Advances made thereafter, including any Related Property relating thereto and proceeds thereof, shall continue to be transferred. Notwithstanding any cessation of the transfer to the Buyer of additional Cartus Purchased Assets, Cartus Purchased Assets transferred to the Buyer prior to the Termination Date and Cartus Collections in respect of such Cartus Purchased Assets and the related Finance Charges, whenever accrued in respect of such Cartus Receivables, shall continue to be property of the Buyer available for transfer by the Buyer pursuant to the Receivables Purchase Agreement. Nothing in this Section 9.2 shall be deemed to prohibit the Buyer from funding CRC Designated Receivables from and after the Termination Date.

(b) Upon the occurrence of a CRC Purchase Termination Event, the Buyer and its assignees shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided to a buyer of accounts, chattel paper, promissory notes or payment intangibles under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Subject to the limitations on recourse set forth herein but otherwise without limiting the foregoing, the occurrence of a CRC Purchase Termination Event shall not deny to the Buyer or its assignees any remedy in addition to termination of its obligation to make Purchases hereunder to which the Buyer or its assignees may be otherwise appropriately entitled, whether by statute or applicable law, at law or in equity.

ARTICLE X

INDEMNIFICATION; SECURITY INTEREST

Section 10.1 Indemnities by the Originator. Without limiting any other rights that any Cartus Indemnified Party may have hereunder or under applicable law, the Originator agrees to indemnify the Buyer and each of its successors, permitted transferees and assigns, and all officers, directors, shareholders, controlling Persons, employees and agents of any of the foregoing (each of the foregoing Persons, a “Cartus Indemnified Party”), from and against any and all damages, losses, claims (whether on account of settlements or otherwise), actions, suits, demands, judgments, liabilities (including penalties), obligations or disbursements of any kind or nature and related costs and expenses (including reasonable attorneys’ fees and disbursements) awarded against or incurred by any of them, arising out of or as a result of any of the following (all of the foregoing, collectively, “Cartus Indemnified Losses”):

(a) any representation or warranty made by the Originator under any of the Transaction Documents to which it is a party, or any information or report delivered by the Originator (including in its capacity as Servicer) with respect to the Originator or the Cartus Purchased Assets, having been untrue or incorrect in any respect when made or deemed to have been made;

(b) the failure by the Originator to comply with any material applicable Requirement of Law with respect to any Cartus Purchased Asset or any failure of a Cartus Purchased Asset to comply with any material Requirement of Law as of the date of sale of such Cartus Purchased Asset hereunder;

(c) the failure to vest and maintain in the Buyer a valid ownership interest in the Cartus Purchased Assets, free and clear of any Lien arising through or under it (including without limitation any such failure arising from a circumstance described in the definition of Permitted Exceptions);

(d) any failure of the Originator to perform its duties or obligations in accordance with the provisions of the Transaction Documents or any Contract, in each case to which it is a party;

(e) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the transfer of any Cartus Purchased Assets to the Buyer, whether at the time of any sale or at any subsequent time;

(f) the failure by the Originator to pay when due any taxes owing by it (including without limitation sales, excise or property taxes) payable in connection with the Cartus Purchased Assets, other than any such taxes, assessments or charges that are being diligently contested in good faith by appropriate proceedings, for which adequate reserves in accordance with GAAP have been set aside on its books and that have not given rise to any Liens (other than Permitted Liens);

(g) any reduction in the Unpaid Balance of any Receivable included in the Cartus Purchased Assets as a result of any Concession made by the Originator or any Affiliate thereof (other than the Buyer or the Issuer);

(h) any product liability, strict liability or personal injury claim in connection with the service (other than any service provided by the Buyer or its assignees) that is the subject of any Cartus Purchased Asset; and

(i) any investigation, litigation or proceeding related to any use by Cartus of the proceeds of any Purchase made hereunder.

Notwithstanding the foregoing (and with respect to clause (ii) below, without prejudice to the rights that the Buyer may have pursuant to the other provisions of this

Agreement or the provisions of any of the other Transaction Documents), in no event shall any Cartus Indemnified Party be indemnified for any Cartus Indemnified Losses (i) resulting from negligence or willful misconduct on the part of such Cartus Indemnified Party, (ii) to the extent the same includes losses in respect of Cartus Purchased Assets and reimbursement therefor that would constitute credit recourse to the Originator for the amount of any Cartus Receivable not paid by the related Obligor or (iii) resulting from the action or omission of the Servicer (unless the Servicer is the Originator or an Affiliate thereof (other than the Buyer or the Issuer)).

If for any reason the indemnification provided in this Section 10.1 is unavailable to an Cartus Indemnified Party or is insufficient to hold a Cartus Indemnified Party harmless, then the Originator shall contribute to the maximum amount payable or paid to such Cartus Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Cartus Indemnified Party on the one hand and the Originator on the other hand, but also the relative fault of such Cartus Indemnified Party and the Originator, and any other relevant equitable considerations.

Notwithstanding anything to the contrary in this Agreement, any representations, warranties and covenants made by the Originator in this Agreement or the other Transaction Documents that are qualified by or limited to events or circumstances that have, or are reasonably likely to have, given rise to a Material Adverse Effect shall (solely for purposes of the indemnification obligations set forth in this Section 10.1) be deemed not to be so qualified or limited.

Section 10.2 Security Interest. Without prejudice to the provisions of Section 2.1 providing for the absolute transfer of the Originator’s interest in the Cartus Purchased Assets and the proceeds thereof and any interest of the Originator in the other property described in clause (v) of Section 2.1(a) to the Buyer, in order to secure the prompt payment and performance of all obligations of the Originator to the Buyer and the Buyer’s assignees arising in connection with this Agreement and the other Transaction Documents, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, the Originator hereby assigns and grants to the Buyer a first priority security interest in the Originator’s right, title and interest, whether now owned or hereafter acquired, if any, in, to and under all of the Cartus Purchased Assets and the proceeds thereof and any interest of the Originator in the other property described in clause (v) of Section 2.1(a).

ARTICLE XI

MISCELLANEOUS

Section 11.1 Amendments; Waivers, Etc.

(a) The provisions of this Agreement may be amended, modified or waived from time to time if such amendment, modification or waiver is in writing and signed by the Originator and the Buyer and its assignees. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure or delay on the part of the Buyer or its assignees, or any Cartus Indemnified Party, or any other third party beneficiary referred to in Section 11.12(a) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to, or demand on, the Originator shall entitle it in any case to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer or its assignees under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

Section 11.2 Notices, Etc. Unless otherwise stated herein, all notices, demands, consents, approvals and other communications provided for hereunder shall be in writing (including via telecopier) and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid, by telecopier or by overnight courier to the intended party at the address or telecopier number of such party set forth on Schedule 11.2 hereof, or at such other address or telecopier number as shall be designated by such party in a written notice to the other party hereto given in accordance with this Section 11.2. Copies of all notices and other communications provided for hereunder shall be delivered to the Trustee, the Administrative Agent and the Issuer at their respective addresses for notices set forth in the Servicing Agreement. All notices and communications provided for hereunder shall be effective when received.

Section 11.3 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.4 Binding Effect; Assignability; Survival of Provisions. This Agreement shall be binding upon, and inure to the benefit of, the Buyer and the Originator and their respective successors and assigns. Except as permitted pursuant to Section 7.3(c), the Originator may not assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer and its assignees. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated pursuant hereto. Such termination shall not occur prior to the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by the Originator pursuant to Article VI and the indemnification and payment provisions of Article X and Section 11.6 and the provisions of Section 11.14 and Section 11.16 shall be continuing and shall survive any termination of this Agreement.

Section 11.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

Section 11.6 Costs, Expenses and Taxes. In addition to the obligations of the Originator under Article X, the Originator agrees to pay on demand:

(a) all reasonable costs and expenses incurred by the Buyer and its assignees in connection with the negotiation, preparation, execution and delivery of, the administration (including periodic auditing), or the enforcement of, or any breach by the Originator of, this Agreement (including any amendment, supplement or modification hereto), including without limitation (i) the reasonable fees, expenses and disbursements of counsel to any such Persons incurred in connection with any of the foregoing and (ii) all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants) incurred in connection with any review of the Originator’s books and records either prior to the execution and delivery hereof or pursuant to Section 7.1(k), and

(b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or any amendment, supplement or modification thereto, and agrees to indemnify each Cartus Indemnified Party against any liabilities with respect to, or resulting from, any delay in paying or omission to pay such taxes and fees.

Section 11.7 Submission to Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY (a) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT; (b) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; AND (c) IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE “PROCESS AGENT”), WITH AN OFFICE ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, UNITED STATES OF AMERICA, AS ITS AGENT TO RECEIVE ON BEHALF OF IT AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS THAT MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT’S ABOVE ADDRESS, AND EACH PARTY HERETO HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. EACH PARTY HERETO AGREES TO ENTER INTO ANY AGREEMENT RELATING TO SUCH APPOINTMENT THAT THE PROCESS AGENT MAY CUSTOMARILY REQUIRE AND TO PAY THE PROCESS AGENT’S CUSTOMARY FEES UPON DEMAND. AS AN ALTERNATIVE METHOD OF SERVICE, EACH PARTY HERETO ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS SPECIFIED PURSUANT TO SECTION 11.2. NOTHING IN THIS SECTION 11.7 SHALL AFFECT THE RIGHT OF EITHER PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF EITHER PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER PARTY HERETO OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

Section 11.8 Waiver of Jury Trial. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF EITHER OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 11.9 Integration. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 11.10 Captions and Cross References. The various captions (including without limitation the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

Section 11.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by telecopier or other electronic means shall be equally effective as delivery of an originally executed counterpart hereof.

Section 11.12 Acknowledgment and Consent.

(a) The Originator acknowledges that, from time to time prior to the Termination Date, the Buyer intends to sell all of the Buyer’s right, title and interest in, to and under the Cartus Purchased Assets, this Agreement and all of the other Transaction Documents pursuant to the Receivables Purchase Agreement, and that the interests of the Buyer hereunder will be further assigned pursuant to the Indenture. The Originator acknowledges and agrees to each such sale by the Buyer and consents to the sale and assignment by the Buyer of all or any portion of its right, title and interest in, to and under the Cartus Purchased Assets, this Agreement and the other Transaction Documents and all of the Buyer’s rights, remedies, powers and privileges and all claims of the Buyer against the Originator under or with respect to this Agreement and the other Transaction Documents (whether arising pursuant to the terms of this Agreement or otherwise available at law or in equity), including without limitation (whether or not an Unmatured Servicer Default or a Servicer Default has occurred and is continuing) (i) the right of the Buyer at any time to enforce this Agreement against the Originator and the obligations of the Originator hereunder and (ii) the right at any time to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement, any other Transaction Document or the obligations in respect of the Originator thereunder, all of which rights, remedies, powers, privileges and claims may be exercised and/or enforced by the Buyer’s successors ands assigns to the same extent as the Buyer may do. Each of the parties hereto acknowledges and agrees that the Buyer’s successors and assigns are third party beneficiaries of this Agreement, including without limitation the rights of the Buyer arising hereunder, and may rely on the Originator’s representations and warranties made herein as if made directly to them. The Originator hereby acknowledges and agrees that, except with respect to its rights under Section 4.3, it has no claim to or interest in any of the Lockbox Accounts.

(b) The Originator hereby agrees to execute all agreements, instruments and documents and to take all other actions that the Buyer or its assignees determines are necessary or appropriate to evidence its consent described in Section 11.12(a). The Originator hereby acknowledges and agrees that the Buyer in all of its capacities may assign to the Buyer’s successors and assigns such powers of attorney and other rights and interests granted by the Originator to the Buyer hereunder and agrees to cooperate fully with the Buyer’s successors and assigns in the exercise of such rights.

(c) The Originator hereby acknowledges that the Buyer’s successors and assigns are entering into the Transaction Documents in reliance on the Buyer’s identity as a legal entity separate from the Originator.

Section 11.13 No Partnership or Joint Venture. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture.

Section 11.14 No Proceedings. The Originator hereby agrees that it will not institute against the Buyer or its successors or join any other Person in instituting against the Buyer or its successors any Insolvency Proceeding so long as there shall not have elapsed one year plus one day since the Final Payout Date. The foregoing shall not limit the right of the Originator to file any claim in or otherwise take any action with respect to any Insolvency Proceeding that was instituted against the Buyer or its successors by any Person other than the Originator or any other CMS Person.

Section 11.15 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement are for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 11.16 Recourse to the Buyer. Except to the extent expressly provided otherwise in the Transaction Documents, the obligations of the Buyer under the Transaction Documents to which it is a party are solely the obligations of the Buyer, and no recourse shall be had for payment of any fee payable by or other obligation of or claim against the Buyer that arises out of any Transaction Document to which the Buyer is a party against any director, officer or employee of the Buyer. The provisions of this Section 11.16 shall survive the termination of this Agreement.

Section 11.17 Confidentiality. The Buyer agrees to maintain the confidentiality of any information regarding the Originator and Realogy obtained in accordance with the terms of this Agreement that is not publicly available; provided, however, that the Buyer may reveal such information (a) as necessary or appropriate in connection with the administration or enforcement of this Agreement or its funding of Purchases under this Agreement or (b) as required by law, government regulation, court proceeding or subpoena. Notwithstanding anything herein to the contrary, none of the Originator, Corporation nor Realogy shall have any obligation to disclose to the Buyer or its assignees any personal and confidential information relating to a Transferred Employee. The requirements of this Section 11.17 shall cease to apply to any information that is publicly disclosed by the Originator or Realogy.

Section 11.18 Conversion. Notwithstanding any covenants in this Agreement requiring Cartus or CRC to maintain its “corporate existence”, such entity may elect to convert their status from that of a Delaware corporation to that of a Delaware limited liability company, either by filing a certificate of conversion with the Delaware Secretary of State or by merging with and into a newly formed Delaware limited liability company (such conversion or merger, as applicable, being herein called a “Conversion”) subject to the conditions that:

(a) (x) the Person formed by such Conversion (any such Person, the “Surviving Entity”) is an entity organized and existing under the laws of the United States of America or any State thereof, (y) such Surviving Entity expressly assumes, by an agreement in form and substance satisfactory to the Issuer and its assignees, performance of every covenant and obligation of its predecessor entity under the Transaction Documents to which such predecessor entity is a party and (z) such Surviving Entity delivers to the other parties to that certain Fifth Omnibus Amendment dated as of April 10, 2007 (such parties, the “Amendment Parties”) an opinion of counsel that such Surviving Entity is duly organized and validly existing under the laws of its organization, has duly executed and delivered such supplemental agreement, and such supplemental agreement is a valid and binding obligation of such Surviving Entity, enforceable against such Surviving Entity in accordance with its terms (subject to customary exceptions relating to bankruptcy and equitable principles) and covering such other matters as the Amendment Parties may reasonably request;

(b) all actions necessary to maintain the perfection of the security interests or ownership interests created by such entity under the Transaction Documents in favor of CRC or the Issuer shall have been taken, as evidenced by an opinion of counsel reasonably satisfactory to the Amendment Parties;

(c) if such entity is the Servicer, no Servicer Default or Unmatured Servicer Default is then occurring or would result from such Conversion;

(d) in the case of a Conversion of CRC, (x) the organizational documents of any Surviving Entity with respect to CRC shall contain limitations on its business activities and requirements for independent directors or managers substantially equivalent to those set forth in its current organizational documents, and (y) Orrick, Herrington & Sutcliffe or other counsel reasonably satisfactory to the other Amendment Parties shall have delivered an opinion of counsel reasonably satisfactory to the other Amendment Parties that such Conversion will not in and of itself alter the conclusions set forth in its opinions previously issued in connection with the Transaction Documents with respect to true sale matters, substantive consolidation matters and bankruptcy issues relating to “home sale proceeds” to the extent relating to CRC; and

(e) each Amendment Party shall have received such other documents as such Amendment Party may reasonably request.

In connection with any such Conversion and the resulting change in name of such entity, Cartus and CRC shall be required to comply with the name change covenants in the Transaction Documents, except that to the extent 30 days prior written notice of the name change is required, such notice period shall be reduced to five Business Days.

From and after any such Conversion effected in compliance with the above conditions: (a) all references in the Transaction Documents to any Person which has altered its corporate structure to become a limited liability company shall be deemed to be references to the Surviving Entity as successor to such Person; (b) all representations, warranties and covenants in the Transaction Documents which state that any of Cartus or CRC is or is required to be a corporation shall be deemed to permit and require the Surviving Entity to be a limited liability company; (c) all references to such Person’s certificate of incorporation, other organizational documents, capital stock, corporate action or other matters relating to its corporate form will be deemed to be references to the Surviving Entity’s organizational documents and analogous matters relating to limited liability companies; (d) all references to such Person’s directors or independent directors will be deemed to be references to the Surviving Entity’s directors, independent directors, managers or independent managers, as the case may be and (e) no representation, warranty or covenant in any Transaction Document shall be deemed to be breached or violated solely as a result of the fact that the Surviving Entity in any Conversion may be disregarded as a separate entity for federal, state or local income tax purposes.

Section 11.19 Release and Sale of FDIC/USPS Receivables. The parties hereto acknowledge and agree that each of Cartus, CRC and the Issuer intends to enter into an assignment agreement (such agreement, the “Kenosia Assignment Agreement”) whereby each of Cartus, CRC and the Issuer will sell to Cartus Financial Corporation (“CFC”) all of its right, title and interest, if any, in and to all Receivables (the “FDIC/USPS Receivables”) outstanding as of a cut-off date specified in such agreement or thereafter arising under or in connection with the Relocation Management Agreements with the Federal Deposit Insurance Corporation and the United States Postal Service (such Relocation Management Agreements, the “FDIC/USPS Contracts”), all Related Property with respect to such FDIC/USPS Receivables (the “FDIC/USPS Related Property”), all Cartus Collections and CRC Collections of such FDIC/USPS Receivables and FDIC/USPS Related Property, and all proceeds of and earnings on the foregoing (collectively, the “FDIC/USPS Transferred Assets”). The parties hereto agree that, notwithstanding anything to the contrary in the Transaction Documents: (i) Cartus, CRC and the Issuer shall be allowed (x) to enter into the Kenosia Assignment Agreement provided that the form and substance of such agreement has been consented to by the Administrative Agent prior to execution thereof, and (y) to consummate the transfer of the FDIC/USPS Transferred Assets on the terms and conditions set forth therein; (ii) concurrently with such transfer, the FDIC/USPS Contracts shall cease to be “Pool Relocation Management Agreements” under any of the Transaction Documents and Schedule 2.1 to this Agreement, the Purchase Agreement and the Fee Receivables Purchase Agreement, as applicable, shall be deemed amended to delete any references to the FDIC/USPS Contracts and any remaining references in the Transaction Documents to the FDIC/USPS Contracts shall be of no further force and effect; and (iii) any Lien the Trustee has on the FDIC/USPS Transferred Assets shall be automatically released without the need for any further action.

Section 11.20 Amendment and Restatement. This Agreement amends and restates the Original CRC Purchase Agreement and shall not constitute a novation or termination of the Original CRC Purchase Agreement or any liens or property interests created thereunder, and all obligations hereunder and thereunder are in all respects continuing, with only the terms thereof being modified as provided herein. Each reference in the other Transaction Documents to the “CRC Purchase Agreement,” “thereunder,” “thereof,” “therein,” or any other expression of like import referring to the Original CRC Purchase Agreement shall mean and be a reference to this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

CARTUS CORPORATION

By:	/s/ Eric Barnes
Name:	Eric Barnes
Title:	SVP, CFO

CARTUS RELOCATION CORPORATION

By:	/s/ Eric Barnes
Name:	Eric Barnes
Title:	SVP, CFO

[Signature Page to the Amended and Restated CRC Purchase Agreement]

APPENDIX A

DEFINITIONS

A. Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Affiliate” shall mean, when used with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. As used in this definition of Affiliate, the term “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ownership of such Person’s voting securities, by contract or otherwise, and the terms “affiliated,” “controlling” and “controlled” have correlative meanings.

“Amendment Parties” shall have the meaning set forth in Section 11.18(a).

“Amortization Event” shall have the meaning set forth in the Indenture.

“Authorized Officer” shall mean, with respect to any Transaction Party, the President, the Chief Financial Officer, the Controller, the Treasurer, any Assistant Treasurer, any Senior Vice President, any Vice President, the Secretary or any Assistant Secretary of such Transaction Party.

“Average Days Outstanding” shall have the meaning set forth in the Indenture.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

“Billed Receivable” shall mean any Cartus Receivable or CRC Designated Receivable that has been billed to an Obligor.

“Business Day” shall mean a day (other than a Saturday or Sunday) on which commercial banks in New York, New York are not authorized or required to be closed.

“Buyer” shall mean Cartus Relocation Corporation, in its capacity as the buyer under this Agreement.

“Buyer’s assignees,” “Buyer or its assignees,” “Buyer’s successors and assigns,” “Buyer’s assigns” and terms of like import shall include each of the following: (i) the Buyer; (ii) the Issuer; (iii) the Trustee; (iv) each Series 2002-1 Noteholder; (v) each Liquidity Party and (vi) each of their respective successors and assigns under any of the Transaction Documents.

“Cartus” shall mean Cartus Corporation, a Delaware corporation.

“Cartus Collections” shall mean all funds that are received on account of or otherwise in connection with any Cartus Purchased Asset, including without limitation all funds received (a) from or on behalf of any Obligor in payment of or otherwise in respect of any Cartus

Receivable included in the Cartus Purchased Assets, (b) from or on behalf of any Ultimate Buyer or any other Person in respect of Cartus Home Sale Proceeds, (c) from any other Person to the extent such funds were applied, or should have been applied, pursuant to any Contract to repay or discharge any Cartus Receivable or Cartus Related Asset included in the Cartus Purchased Assets (including without limitation insurance payments that any Transaction Party applies in the ordinary course of its business to amounts owed in respect of such Cartus Purchased Assets and the amount of any Equity Payments applied to repayment of Equity Loans), (d) from the Originator in respect of any obligation of the Originator hereunder and (e) from Realogy in respect of any payments made by Realogy as guarantor of the obligations of Cartus under the Realogy Guaranty.

“Cartus Equity Loan” shall mean an Equity Loan made by the Originator.

“Cartus Equity Loan Agreement” shall mean a loan agreement entered into by the Originator and a Transferred Employee in connection with a Cartus Equity Loan.

“Cartus Equity Loan Note” shall mean a promissory note executed to evidence a Cartus Equity Loan.

“Cartus Fee Related Property” shall have the meaning set forth in the Fee Receivables Purchase Agreement.

“Cartus Home” shall mean any Home subject to a Cartus Home Purchase Contract.

“Cartus Home Purchase Contract” shall mean any Home Purchase Contract that was executed and pursuant to which Cartus purchased a Home, prior to the Closing Date (or, in the case of any Homes purchased in connection with a Corporate Non-Guaranteed Contract, prior to the date on which such Corporate Non-Guaranteed Contract became a Pool Relocation Management Agreement) and that, in either case, relates to a Receivable included in the Cartus Purchased Assets.

“Cartus Home Sale Contract” shall mean any Home Sale Contract with respect to a Cartus Home.

“Cartus Home Sale Proceeds” shall mean any Home Sale Proceeds arising under a Cartus Home Sale Contract.

“Cartus Indemnified Losses” shall have the meaning set forth in Section 10.1.

“Cartus Indemnified Party” shall have the meaning set forth in Section 10.1.

“Cartus Purchased Assets” shall have the meaning set forth in Section 2.1(a).

“Cartus Receivable” shall have the meaning set forth in Section 2.1(a).

“Cartus Records” shall mean all Records maintained by the Originator with respect to the Cartus Purchased Assets and/or the related Obligors.

“Cartus Related Assets” shall have the meaning set forth in Section 2.1(a).

“Cartus Related Property” shall have the meaning set forth in Section 2.1(a).

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CFC” shall have the meaning set forth in Section 11.19.

“Closing Date” shall mean March 7, 2002.

“CMS Person” shall mean the Originator and each of its Subsidiaries and Affiliates other than CRC or the Issuer.

“Code” shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

“Concession” shall have the meaning set forth in the Note Purchase Agreement.

“Contract” shall mean a Pool Relocation Management Agreement and any other related contract entered into pursuant thereto or in connection therewith, pursuant to or under which any Person (other than a Transaction Party) is obligated to make payments from time to time, including as the context may require any Equity Loan Note, Equity Loan Agreement, Home Purchase Contract or Home Sale Contract.

“Contractual Obligation” shall have the meaning set forth in the Note Purchase Agreement.

“Conversion” shall have the meaning set forth in Section 11.18.

“Corporate Non-Guaranteed Contract” shall mean a Pool Relocation Management Agreement the Employer under which is not the United States of America or any agency or instrumentality thereof.

“Corporate Obligor” shall mean a corporation, trust, partnership, limited liability company or other business entity which is organized under the laws of one of the states of the United States or the District of Columbia or which is a United States resident (which term includes a United States division or branch of an entity organized in a jurisdiction outside of the United States, so long as such division or branch maintains a place of business in the United States to which all Receivables are billed) and which has entered into a Relocation Management Agreement.

“CRC” shall mean Cartus Relocation Corporation, a Delaware corporation.

“CRC Collections” shall have the meaning set forth in the Receivables Purchase Agreement.

“CRC Designated Receivable” shall mean any Receivable arising from an amount advanced by CRC or the Servicer in respect of Equity Payments, Mortgage Payoffs, Direct Expenses, Mortgage Payments or Other Reimbursable Expenses, notwithstanding such amounts may be advanced after the Termination Date.

“CRC Excluded Asset” shall mean (a) any receivable or related asset that arises under or relates to a CRC Excluded Contract or (b) any receivable arising under a Guaranteed Government Contract with respect to which the representations and warranties set forth in Section 6.1(g) have not been satisfied.

“CRC Excluded Contract” shall mean (a) any of the following, to the extent that the same have not been identified as Pool Relocation Management Agreements: (i) any agreement for relocation management services that is not an Eligible Contract or (ii) any agreement for relocation management services the receivables arising under which would not be Eligible Receivables because the homes relating to such agreement would be located solely outside of the United States and (b) any home purchase contract, home sale contract, equity loan note, equity loan agreement or similar agreement entered into pursuant to any agreement referred to in clause (a) above.

“CRC Home” shall have the meaning set forth in the Receivables Purchase Agreement.

“CRC Home Purchase Contract” shall have the meaning set forth in the Receivables Purchase Agreement.

“CRC Home Sale Contract” shall have the meaning set forth in the Receivables Purchase Agreement.

“CRC Purchase Price” shall have the meaning set forth in Section 3.1(b).

“CRC Purchase Termination Event” shall have the meaning set forth in Section 9.1.

“CRC Receivable” shall have the meaning set forth in the Receivables Purchase Agreement.

“Credit and Collection Policy” shall mean those credit and collection policies and practices of the Originator relating to the Contracts and Receivables described in Exhibit 6.1(u), as such credit and collection policies may be modified from time to time in accordance with Section 7.3(b).

“Defaulted Receivable” shall mean any Receivable that:

(a) has been or should have been written off as uncollectible in conformity with the Credit and Collection Policy; or

(b) is owed by an Obligor who is in Insolvency Proceedings or with respect to which an Event of Bankruptcy has occurred; or

(c) has been billed and remains unpaid more than 120 days after the original due date thereof.

“Direct Expenses” shall mean, with respect to any Home, any costs attributable to the provision of services to a Transferred Employee, including without limitation appraisals, broker’s market analyses and inspections, brokerage commissions, title and title search fees, transfer taxes, mortgage payments, mortgage interest (or interest on the mortgage payments at the mortgage interest rate), insurance premiums, property taxes, cost of establishment and maintenance of appropriate files, overnight delivery charges, wire transfer fees, cost of interest in the manner specified in the related Contract, cost of improvements, cost of removal and mitigation of Hazardous Materials or gases (such as removal of asbestos, lead paint, radon gas or urea formaldehyde insulation) and reinsulation with suitable replacement materials, repair and maintenance costs, utilities, sales loss on resale, buyer incentive costs and real estate closing costs.

“Eligible Contract” shall mean:

(a) a Relocation Management Agreement (i) that has been duly executed and delivered by an Employer that is an Eligible Obligor, is in full force and effect, and the obligations of the Employer under which are full faith and credit obligations of the United States of America, (ii) (A) the rights to payment under which are assignable without the consent of the Employer party thereto or any other Person (other than the Originator), other than any such consent that has been obtained and remains in effect, or (B) if subject to any restriction on assignment of rights to payment, such Contract is in effect on April 10, 2007 and such restriction is, under Section 9-406 or Section 9-408 of the UCC, as applicable, not effective to prevent the creation of a security interest in or sale of the Receivables arising under such Contract, (iii) that was originated in accordance with the Credit and Collection Policy and (iv) that is substantially in the form of the Relocation Management Agreement referenced in Schedule 2.1, with such Permitted Changes to such form as may be made by the Originator in the ordinary course of its business (or such other form as has been approved in writing by the Buyer and its successors and assigns);

(b) an Equity Loan Agreement or Equity Loan Note (i) that has been duly executed and delivered by a Transferred Employee that is an Eligible Obligor and that is an employee of an Employer that is a party to a Pool Relocation Management Agreement (which Pool Relocation Management Agreement is then an Eligible Contract) and (ii) that is substantially in the form of Equity Loan Agreement referenced in the Pool Relocation Management Agreements listed in Schedule 2.1 or the form of Equity Loan Note referenced in the Pool Relocation Management Agreements listed in Schedule 2.1, as applicable, with such Permitted Changes to such forms as may be made by the Originator in the ordinary course of its business (or, in either case, such other form as has been approved in writing by the Buyer and its successors and assigns);

(c) a Home Purchase Contract that (i) has been duly executed and delivered by a Transferred Employee of an Employer that is a party to a Pool Relocation Management Agreement (which Pool Relocation Management Agreement is then an

Eligible Contract) and (ii) is substantially in the form of Home Purchase Contract referenced in the Pool Relocation Management Agreements listed in Schedule 2.1, with such Permitted Changes to such form as may be made by the Originator in the ordinary course of its business (or such other form as has been approved in writing by the Buyer and its successors and assigns); or

(d) a Home Sale Contract that (i) was entered into under or in connection with a Pool Relocation Management Agreement (which Pool Relocation Management Agreement is then an Eligible Contract), (ii) has been duly executed and delivered by the applicable Ultimate Buyer and is in full force and effect and (iii) is substantially in the form of the contract of purchase and sale used in the area where the property is located, or on a form prescribed by the Originator for that area, with such amendments and additions as may be reasonably negotiated to efficiently sell the Home (or such other form as has been approved in writing by the Buyer and its assignees and assigns).

“Eligible Home” shall mean a Home (a) that is located within the United States, (b) was purchased by the Originator no more than 180 days prior to the sale of the related Cartus Receivable hereunder (or more than 360 days prior to the sale of the related Cartus Receivable hereunder for Homes purchased under a Guaranteed Government Contract) and (c) that satisfies the requirements specified in the definition of “Home” in the applicable Pool Relocation Management Agreement or, if such term is not defined therein, in the applicable Home Sale Service Supplement; provided, however, that a Home that does not satisfy the requirements specified in clause (c) may nonetheless constitute an Eligible Home if and to the extent that (i) the applicable Employer has acknowledged in writing that such property constitutes a “Special Home Transaction” within the meaning of the applicable Home Sale Service Supplement and (ii) the Originator and its Affiliates (other than CRC and the Issuer) followed all necessary procedures and obtained all necessary approvals with respect to such Home (including without limitation approvals of the applicable Employer) as may be required by the Credit and Collection Policy and the customary practices of the Originator with respect to such Homes; and provided,, further, that houseboats covered as “Special Home Transactions” pursuant to the Home Sale Services Supplements with the Federal Bureau of Investigation and the Drug Enforcement Agency shall not be Eligible Homes.

“Eligible Obligor” shall mean an Obligor that:

(a) is a United States resident (which term includes a Transferred Employee residing outside the United States pursuant to the job requirements of the related Employer);

(b) is the United States of America or any agency or instrumentality thereof, is a Corporate Obligor or is a Transferred Employee of any of the foregoing;

(c) is not an Affiliate of the Originator or the Buyer;

(d) is not the subject of an Insolvency Proceeding; and

(e) has been instructed by the Originator to remit all payments on the Cartus Purchased Assets directly to one of the Lockboxes or Lockbox Accounts.

“Eligible Receivable” shall mean any Receivable:

(a) the Obligor of which is an Eligible Obligor;

(b) that is denominated and payable only in U.S. dollars;

(c) that was generated in the ordinary course of the Originator’s business;

(d) either (1) with respect to which all of the Originator’s right, title and interest has been (or will be, at the time such Receivable becomes included in the Cartus Purchased Assets) validly transferred to the Buyer under and in accordance with the terms of this Agreement; or (2) with respect to any CRC Receivable only, that arose out of or with respect to an Equity Payment, Mortgage Payment or Mortgage Payoff made by the Buyer in respect of a CRC Home Purchase Contract;

(e) that arises under or in connection with a Pool Relocation Management Agreement that is then an Eligible Contract, and with respect to which any Home Sale Contract, Home Purchase Contract, Equity Loan Agreement or Equity Loan Note relating to such Receivable is also an Eligible Contract;

(f) that is not a Defaulted Receivable or a Concession;

(g) the purchase of which with the proceeds of the issuance of commercial paper constitutes a “current transaction” within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

(h) that constitutes an “account” or a “general intangible” or “chattel paper” and not an “instrument” (except in the case of an Equity Loan, to the extent the same is evidenced by an Equity Loan Note), in each case within the meaning of the New York UCC;

(i) the transfer of which (including without limitation the sale by the Originator to the Buyer or by the Buyer to the Issuer) and the pledge of which by the Issuer to the Trustee) does not contravene or conflict with any Requirement of Law, or any Contractual Obligation or other restriction, limitation or encumbrance that applies to the Originator (including without limitation the related Contract), and the sale, assignment or transfer of which, and the granting of a security interest in which, does not require the consent of the Obligor thereof or any other Person other than any such consent that has been previously obtained and is in effect; provided, however, that a Receivable arising out of a Relocation Management Agreement that is subject to a restriction on assignment may nonetheless be an Eligible Receivable hereunder if such restriction is not effective under Section 9-406 or Section 9-408 of the UCC, as applicable;

(j) that has not been compromised, adjusted, amended or otherwise modified (including by extension of time for payment or the granting of any discounts, allowances or credits) except in a manner that is expressly permitted under Section 3.10(b) of the Servicing Agreement;

(k) that, together with the Contracts related thereto, conforms in all material respects with all applicable Requirements of Law, rules, regulations, orders, judgments, decrees and determinations of all courts and other Governmental Authorities (whether federal, state, local or foreign and including without limitation usury laws and consumer protection laws);

(l) with respect to which the representations and warranties of the Originator in Section 6.1(k) of this Agreement are true and correct;

(m) that represents a bona fide obligation arising under a Contract that has been duly authorized and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity;

(n) that, in the case of a Receivable arising on account of any Equity Payment, Mortgage Payoff, Mortgage Payment, Direct Expenses or any Service Fee or Finance Charge arising in connection with any of the foregoing, relates to an Eligible Home as to which (i) a Home Purchase Contract has been executed and delivered by the related Homeowner and the Originator or the Buyer, as applicable and, to the best knowledge of the Originator, constitutes the legal, valid and binding obligation of such Homeowner, (ii) a Home Deed has been executed and delivered by the related Homeowner naming the Originator or the Buyer, as applicable, as transferee or has been executed and delivered in blank by the related Homeowner, (iii) such Home Purchase Contract and Home Deed have been delivered to and are then in the possession of the agent of Cartus (with respect to Cartus Homes) or the agent of CRC (with respect to CRC Homes) and (iv) either no Mortgage is outstanding or, if a Mortgage is outstanding, no more than one monthly payment on such Mortgage is past due;

(o) that, in the case of a Receivable that arises from an Equity Loan, arose under an Equity Loan Agreement and an Equity Loan Note, each of which are Eligible Contracts and are then in the possession of the Servicer;

(p) that, in the case of an Unbilled Receivable, represents the right to payment for services rendered;

(q) that, in the case of a Billed Receivable, has been fully earned by performance; and

(r) that, in the case of a Receivable arising on account of any Direct Expenses or any Service Fee or Finance Charge arising in connection with any of the foregoing, is payable no more than 60 days after the invoice date.

“Eligible Unsold Home Receivable” shall mean an Unsold Home Receivable that is an Eligible Receivable.

“Employer” shall mean a customer of the Originator that has executed a Relocation Management Agreement with the Originator.

“Environmental Laws” shall mean all applicable Requirements of Law relating to public health and safety and protection of the environment.

“Equity Assets” shall have the meaning set forth in Section 2.1(a).

“Equity Loan” shall mean an advance of all or a portion of the Equity Payment to be made to a Homeowner prior to the execution of the Home Purchase Contract by such Homeowner.

“Equity Loan Agreement” shall mean a loan agreement entered into by a Transferred Employee in connection with an Equity Loan or a proposed Equity Loan.

“Equity Loan Note” shall mean a promissory note made by a Transferred Employee to evidence the Transferred Employee’s obligations in respect of an Equity Loan, which may be included in the same document as an Equity Loan Agreement.

“Equity Payment” shall mean, with respect to any Homeowner, a payment or credit (other than an Equity Loan) made to such Homeowner at the time of, or following the execution of, the related Home Purchase Contract by such Homeowner in respect of its equity interest in a Home as determined pursuant to the applicable Home Purchase Contract.

“Equity Receivables” shall have the meaning set forth in Section 2.1(a).

“Equity Related Assets” shall have the meaning set forth in Section 2.1(a).

“Equity Related Property” shall have the meaning set forth in Section 2.1(a).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, each as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is treated as a single employer with the Originator under Section 414 of the Code.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(a) a case or other proceeding has been commenced in any court without the application or consent of such Person, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or any substantial part of its assets, or any similar action with respect to such Person under any law (foreign or domestic) relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts and such case or proceeding continues undismissed or unstayed and in effect for a period of 60 days; or an order for relief with respect to such Person has been entered in an involuntary case under the Bankruptcy Code or other similar laws (foreign or domestic) now or hereafter in effect; or

(b) such Person has commenced a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to, pay its debts generally as they become due.

“Event of Default” shall have the meaning set forth in the Indenture.

“FDIC/USPS Contracts” shall have the meaning set forth in Section 11.19.

“FDIC/USPS Receivables” shall have the meaning set forth in Section 11.19.

“FDIC/USPS Related Property” shall have the meaning set forth in Section 11.19.

“FDIC/USPS Transferred Assets” shall have the meaning set forth in Section 11.19.

“Fee Receivables Purchase Agreement” shall mean the amended and restated purchase agreement dated as of the date hereof by and between the Originator and the Issuer.

“Final Payout Date” shall mean the earlier of the date after the satisfaction and discharge of the Indenture pursuant to Article IV thereof on which either (i) all of the Notes have been paid in full or (ii) the Unpaid Balance of all outstanding Cartus Receivables has been reduced to zero; provided that for purposes of this definition of Final Payout Date, the Unpaid Balance of a Defaulted Receivable shall be deemed to be outstanding until all Homes related thereto have been sold and such Receivable has been written off as uncollectible.

“Finance Charge” shall mean any interest, late payment fee or other finance charge with respect to a Receivable or other Related Property, including without limitation any interest accrued or to accrue on an Equity Loan, Equity Payment, Mortgage Payoff or Mortgage Payment under the terms of the applicable Contract or Contracts.

“Funding Termination Date” shall have the meaning set forth in the Note Purchase Agreement.

“GAAP” shall mean generally accepted accounting principles, including the opinions, statements and pronouncements of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and the Securities and Exchange Commission, as in effect from time to time.

“Governmental Authority” shall have the meaning set forth in the Note Purchase Agreement.

“Guaranteed Government Contract” shall mean any Relocation Management Agreement that provides for the payment in full by the Employer of all Direct Expenses, Service Fees and Other Reimbursable Expenses and any loss sustained with respect to a Home covered thereby following the sale of such Home (and after giving effect to the application of the Home Sale Proceeds with respect to such Home).

“Hazardous Material” shall mean (a) any “hazardous substance” as defined under CERCLA, (b) any “hazardous waste” as defined under the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as amended, (c) any petroleum product or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any Environmental Laws.

“Home” shall mean a family residence or other improved real estate that is the subject of any services provided under a Pool Relocation Management Agreement, including without limitation any Home or property subject to a “Special Home Transaction” within the meaning of the applicable Home Sale Service Supplement.

“Home Deed” shall mean, with respect to any Home, a deed or other instrument of conveyance executed by the related Homeowner that effects the conveyance of such Home pursuant to the related Home Purchase Contract.

“Homeowner” shall mean, with respect to any Home, the Transferred Employee and any other homeowner of record with respect to such Home.

“Home Purchase Contract” shall mean the contract by which a Home is purchased from a Homeowner pursuant to, or in connection with, a Pool Relocation Management Agreement.

“Home Sale Contract” shall mean, with respect to any Home, the contract by which such Home is sold to an Ultimate Buyer.

“Home Sale Proceeds” shall mean, with respect to any Home, the cash sale proceeds received upon the sale of such Home to an Ultimate Buyer, net of any unpaid mortgage loan amounts, closing costs, brokerage costs, commissions owed to third parties and any other amounts payment of which are necessary to clear title to such Home.

“Home Sale Service Supplement” shall mean a supplement to a Pool Relocation Management Agreement substantially in the form referenced in the Pool Relocation Management Agreements listed in Schedule 2.1.

“Indenture” shall mean the Amended and Restated Indenture dated as of the date hereof by and between the Issuer and the Trustee.

“Independent” shall mean, when used with respect to any specified Person at any time, that the Person (a) is in fact independent of such Person and any and any other Person a party to, or obligated in respect of, any of the Transaction Documents or with an ownership interest in any of the assets of any such Person and of any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in any such Person, and (c) is not, and has not at any time in the preceding five years been connected with such Person as an officer, employee, promoter, underwriter, trustee, partner, director, accountant, attorney, consultant, adviser or person performing similar functions.

“Insolvency Proceeding” shall mean, with respect to any Person, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any Federal or state bankruptcy or similar law or any other proceeding of the type described in the definition of Event of Bankruptcy, whether voluntary or involuntary.

“Issuer” shall mean Kenosia Funding LLC, a Delaware limited liability company.

“Kenosia Assignment Agreement” shall have the meaning set forth in Section 11.19.

“KF Purchased Assets” shall have the meaning set forth in the Receivables Purchase Agreement.

“KF Receivable” shall mean any Receivable owed by an Employer pursuant to a Pool Relocation Management Agreement that is not a Guaranteed Government Contract.

“Lien” shall mean, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person for its own use, consumption or enjoyment in its business that secures payment or performance of any obligation, and includes any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor or other security interest of any kind, whether arising under a security agreement, mortgage, deed of trust, chattel mortgage, assignment, pledge, retention of security title, financing or similar statement or notice or arising as a matter of law, judicial process or otherwise.

“Liquidity Party” shall have the meaning set forth in the Note Purchase Agreement.

“Lockbox” shall mean any post office box to which the Obligors remit Cartus Collections established pursuant to the Servicing Agreement.

“Lockbox Account” shall mean any lockbox account, concentration account, depositary account or similar account (including any associated demand deposit account) established pursuant to the Servicing Agreement, in which any Cartus Collections or CRC Collections are collected or deposited.

“Lockbox Agreement” shall have the meaning provided in the Servicing Agreement.

“Lockbox Bank” shall mean any institution at which a Lockbox or Lockbox Account is maintained.

“Material Adverse Effect” shall mean, with respect to any event or circumstance, a material adverse effect on (a) the business, financial condition, operations or assets of the

Originator, (b) the ability of the Originator to perform its obligations under any Transaction Document or all or any substantial portion of the Contracts, (c) the validity or enforceability of, or collectibility of, amounts payable by the Originator under any Transaction Document, (d) the status, existence, perfection or priority of the interest of the Buyer (and its assignees) in the Cartus Purchased Assets, taken as a whole, in each case free and clear of any Lien (other than Permitted Liens) or (e) the validity, enforceability or collectibility of all or any substantial portion of the Cartus Purchased Assets.

“Monthly Originator Report” shall have the meaning set forth in the Servicing Agreement.

“Mortgage” shall mean, with respect to a Home, either or both of (a) any indebtedness of the relevant Homeowner secured by a mortgage, deed of trust or other Lien on such Home and (b) such mortgage, deed of trust or other Lien, as the context may require.

“Mortgage Payment” shall mean, with respect to any Home, any payment actually made under any Mortgage on such Home (other than a Mortgage Payoff), including without limitation payments of principal and interest and for taxes and insurance.

“Mortgage Payoff” shall mean, with respect to any Home, the amount, if any, paid to retire the entire remaining principal balance of any Mortgage on such Home, together with interest accrued thereon to the date of payment.

“Multiemployer Plan” shall mean at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Affiliate during such five year period.

“Note Purchase Agreement” shall mean the Amended and Restated Note Purchase Agreement dated as of April 10, 2007, among the Originator, the Buyer, the Issuer, Atlantic Asset Securitization LLC and Calyon New York Branch, as the Administrative Agent, as from time to time amended, supplemented or modified.

“Notes” shall have the meaning set forth in the Indenture.

“Obligor” shall mean, with respect to any Contract, the Person or Persons obligated to make payments in respect of Receivables arising thereunder, including without limitation (i) with respect to any Service Fees, the related Employer, (ii) with respect to any Guaranteed Government Contract, Equity Payment, Mortgage Payoff or Mortgage Payment, the related Employer and (iii) with respect to any Equity Loan, the Transferred Employee or, in the case of any Guaranteed Government Contract, both the Transferred Employee and the related Employer.

“Original CRC Purchase Agreement” shall mean that certain CRC Purchase Agreement, by and among the Originator and Buyer, dated as of March 7, 2002, as amended, supplemented or modified prior to the effectiveness hereof.

“Originator” shall mean Cartus and its successors and permitted assigns.

“Other Reimbursable Expense” shall mean a cost or expense that is incurred and paid in connection with services under a Pool Relocation Management Agreement or reimbursable by the Obligor under the applicable Pool Relocation Management Agreement, and that is not included in the calculation of Direct Expenses thereunder.

“PBGC” shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

“Performance Guarantor” shall mean Realogy.

“Permitted Change” shall mean, with respect to any Contract the form of which is referenced in the Pool Relocation Management Agreements listed in Schedule 2.1, any revisions or modifications to such form that (i) are made by the Originator in the ordinary course of its business consistent with the Credit and Collection Policy, (ii) do not, individually or in the aggregate, materially adversely affect the collectibility of the Cartus Receivables or any Receivables arising under or in connection with any CRC Home Purchase Contract, (iii) do not, individually or in the aggregate, materially alter (in a manner adverse to the Originator or any of its assigns) the reimbursement or indemnification obligations of such Obligor thereunder or the composition of the losses, costs or expenses to which such reimbursement or indemnification obligations pertain, (iv) would not cause such Contract to cease to be an Eligible Contract or the Receivables arising thereunder to cease to be Eligible Receivables and (v) do not violate any of the terms and provisions of this Agreement.

“Permitted Exception” shall mean that, with respect to any representation, warranty or covenant with respect to the interest of the Buyer and its assignees in the Cartus Purchased Assets or any Servicer Default, that (i) prior to recordation (A) pursuant to Section 8.3 of this Agreement and/or Section 3.06(e) of the Servicing Agreement or (B) upon the sale of a Home to an Ultimate Buyer, record title to such Home may remain in the name of the related Transferred Employee, and no recordation in real estate records of any mortgage or any conveyance pursuant to the related Home Purchase Contract or Home Sale Contract in favor of any Transaction Party or any of the Buyer’s assignees and assigns pursuant to the Receivables Purchase Agreement will be made except as otherwise permitted under Section 3.06(e) of the Servicing Agreement and (ii) no delivery of any Home Purchase Contracts, Home Deeds and Equity Loan Notes to any custodian will be required.

“Permitted Lien” shall mean:

(a) with respect to any Home, the related Receivables or Related Property with respect thereto, (i) an inchoate Lien on the Home for real estate taxes not yet due and payable, (ii) a Mortgage on the Home created by the related Transferred Employee and (iii) any Lien that is fully covered by the terms of the indemnity provisions of the applicable Pool Relocation Management Agreement and that arises in the ordinary course of the Originator’s business; and

(b) any Lien in favor of the Buyer or its assigns pursuant to the Transaction Documents.

“Person” shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Plan” shall mean each employee benefit plan (as defined in Section 3(3) of ERISA) currently sponsored, maintained or contributed to by the Originator or any ERISA Affiliate or with respect to which the Originator or any ERISA Affiliate has any liability.

“Pool Relocation Management Agreement” shall have the meaning set forth in Section 2.1(a).

“Prime Rate” shall mean the rate of interest announced from time to time by Calyon New York Branch as its Prime Rate.

“Purchase” shall mean each purchase of Cartus Receivables and other Cartus Purchased Assets by the Buyer from the Originator hereunder.

“Realogy” shall mean Realogy Corporation, a Delaware corporation and any successor thereto.

“Realogy Guaranty” shall mean the Amended and Restated Performance Guaranty dated as of April 10, 2007, and executed by Realogy in favor of CRC and the Issuer.

“Receivable” shall mean any right arising under a Contract to receive any payment or any funds from or on behalf of an Obligor, whether or not earned by performance and whether constituting an account, chattel paper, instrument, general intangible or otherwise. The term “Receivable” includes without limitation rights to payment (whether matured or unmatured and whether absolute or contingent) arising out of or with respect to Equity Loans, Equity Payments, Direct Expenses, Mortgage Payments, Mortgage Payoffs, Service Fees and Other Reimbursable Expenses and the right to payment of any and all Finance Charges with respect to any of the foregoing, whether such amounts are owed by an Employer, a Transferred Employee, an Ultimate Buyer or any other Obligor. The change of a Receivable’s status from that of Unbilled Receivable to Billed Receivable shall not be deemed the creation of a new Receivable for any purpose hereunder.

“Receivables Purchase Agreement” shall mean the amended and restated receivables purchase agreement dated as of the date hereof by and between the Buyer and the Issuer.

“Records” shall mean all Contracts, purchase orders, invoices, customer lists, credit files and other agreements, documents, books, records and other media for the storage of information (including without limitation tapes, disks, punch cards, computer software and databases and related property) with respect to the Receivables, the Related Property and/or the related Obligors.

“Related Property” shall mean, with respect to any Receivable, (i) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the related Relocation Management Agreement or any other Contract related to such Receivable or otherwise; (ii) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, (iii) all rights under warranties, indemnities or insurance with respect to such Receivable, related Contracts, Cartus Related Assets (with respect to Cartus Receivables) or CRC Related Assets (with respect to CRC Receivables), (iv) all rights to the Cartus Home Sale Proceeds arising out of or with respect to any Cartus Homes and CRC Home Sale Proceeds arising out of or with respect to any CRC Homes under the related Relocation Management Agreement and (v) all Records.

“Relocation Management Agreement” shall mean an agreement pursuant to which the Originator agrees to provide employee relocation, asset management or other services, as the same may be amended, restated or otherwise modified from time to time, including any and all supplements thereto, and any similar agreement, howsoever denominated, and any agreement for intercultural services.

“Requirements of Law” shall have the meaning set forth in the Note Purchase Agreement.

“Restricted Payment” shall mean, with respect to any Person, (i) any dividend or other distribution on any shares of capital stock of, or other Security issued by, such Person or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of capital stock of, or other Security issued by, such Person or (b) any option, warrant or other right to acquire shares of the capital stock of, or other Security issued by, such Person or (iii) any loan, advance or other direct or indirect provision of funds or credit by such Person to any holder of any shares of its capital stock or of any other Security issued by it.

“Security” shall have the meaning set forth in the Note Purchase Agreement.

“Service Fee” shall mean any fee payable by an Employer under a Pool Relocation Management Agreement, including without limitation any fee payable with respect to the marketing and sale of a particular Home or otherwise in connection with any employee relocation services or asset management services performed under or in connection with such Pool Relocation Management Agreement.

“Servicer” shall mean the Originator, in its capacity as the Servicer under the Servicing Agreement, and any successor thereto in such capacity appointed pursuant to Article IX of the Servicing Agreement.

“Servicer Default” shall have the meaning set forth in the Servicing Agreement.

“Servicing Agreement” shall mean the amended and restated servicing agreement dated as of the date hereof by and between the Originator, the Buyer, the Servicer, the Issuer and the Trustee.

“Solvent” shall have the meaning set forth in the Note Purchase Agreement.

“Subsidiary” shall mean, with respect to any Person, any corporation or other entity of which more than 50% of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors of such corporation (notwithstanding that at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) or other persons performing similar functions is at the time directly or indirectly owned by such Person.

“Surviving Entity” shall have the meaning provided in Section 11.18(a).

“Termination Date” shall mean the earlier of (i) the occurrence of a Funding Termination Date or (ii) the date specified by the Trustee following the occurrence of a CRC Purchase Termination Event; provided, however, that if an Event of Bankruptcy has occurred with respect to either the Originator or the Buyer, the Termination Date shall be deemed to have occurred automatically without any such notice.

“Transaction Documents” shall mean, collectively, this Agreement, the Receivables Purchase Agreement, the Servicing Agreement, the Realogy Guaranty, the Lockbox Agreements and all agreements, instruments, certificates, reports and documents (other than any of the Contracts) executed and delivered or to be executed and delivered under or in connection with any of the foregoing, as any of the foregoing may be amended, supplemented, restated or otherwise modified from time to time.

“Transaction Party” shall mean the Buyer, the Originator, the Issuer or the Servicer (so long as the Servicer is the Originator or an Affiliate thereof).

“Transferred Employee” shall mean an individual designated by an authorized representative of an Employer pursuant to the applicable Relocation Management Agreement as a person entitled to the benefits of such Relocation Management Agreement.

“Trustee” shall mean The Bank of New York, as trustee under the Indenture, and any successor thereto.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Ultimate Buyer” shall mean the buyer of a Home from the Originator (or from the Buyer or its assignee, as the case may be).

“Unbilled Receivable” shall mean any Cartus Receivable or CRC Receivable (other than any Unsold Home Receivable) that has not yet been billed to the related Obligor.

“Unmatured Servicer Default” shall have the meaning set forth in the Servicing Agreement.

“Unpaid Balance” of any Receivable shall mean at any time the unpaid amount thereof at such time; provided, however, that the Unpaid Balance of Unsold Home Receivables with respect to any Home shall be the aggregate amount (without duplication) of Receivables arising from Equity Payments, Mortgage Payoffs, Mortgage Payments and Equity Loans in respect of such Home.

“Unsold Home Receivable” shall mean any Cartus Receivable or CRC Receivable, including any Finance Charges in respect thereof, incurred in respect of an Equity Loan, Equity Payment, Mortgage Payoff or Direct Expenses on a Home that has not yet been sold to an Ultimate Buyer (or the sale of which has not been closed or the Home Sale Proceeds of which have not been received).

B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP or with United States generally accepted regulatory principles, as applicable. To the extent that the definitions of accounting terms in this Agreement are inconsistent with the meanings of such terms under GAAP or regulatory accounting principles, the definitions contained in this Agreement shall control. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein are used herein as defined in such Article 9.

C. Computation of Time Periods. Unless otherwise stated in this Agreement with respect to computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words ‘to” and “until’ means “to but excluding”.

D. Reference. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and references to “Section”, “subsection”, “Appendix”, “ Schedule” and “Exhibit” in this Agreement are references to Sections, subsections, Appendices, Schedules and Exhibits in or to this Agreement unless otherwise specified in this Agreement. References herein to this Agreement, the Receivables Purchase Agreement, the Servicing Agreement, the Indenture and the Fee Receivables Purchase Agreement shall mean and be references to each such document as amended and restated on the date hereof.